Exhibit 4.4

THE EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THE EIGHTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”), dated April 16, 2021 among

1.	AIHUISHOU INTERNATIONAL CO. LTD., a company limited by shares incorporated under Cayman Islands Law on November 22, 2011 (the “Company”);

2.	AIHUISHOU INTERNATIONAL COMPANY LIMITED, a company limited by shares incorporated under Hong Kong Law (the “HK Subsidiary”);

3.	SHANGHAI AIHUI TRADING CO., LTD (上海艾慧商贸有限公司), a wholly foreign-owned enterprise organized under PRC Law (the “WFOE”);

4.	SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD (上海悦欧信息技术有限公司), a limited liability company organized under the PRC Law (the “WFOE Subsidiary”);

5.	SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD (上海悦易网络信息技术有限公司), a limited liability company organized under PRC Law (the “Domestic Enterprise”);

6.	SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD (上海悦亿网络信息技术有限公司), a limited liability company organized under the PRC Law (the “Shanghai Subsidiary”);

7.	YUEYI COMMERCIAL FACTORING (SHENZHEN) CO., LTD (乐易商业保理（深圳）有限公司), a limited liability company organized under the PRC Law (the “Shenzhen Subsidiary”);

8.

CHANGZHOU YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD (常州悦亿网络信息技术有限公司), a limited liability company organized under the PRC Law (together with the Shanghai Subsidiary and the Shenzhen Subsidiary, collectively, the “Domestic Subsidiaries”);

9.

AHS DEVICE HONG KONG LIMITED, a company limited by shares incorporated under the Hong Kong Law (the “HK Co”, together with the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries, each a “Major Group Company”);

10.	SUN Wenjun(孙文俊), a citizen of the PRC whose PRC identification card number is ***;

11.	CHEN Xuefeng (陈雪峰), a citizen of the PRC whose PRC identification card number is *** (together with SUN Wenjun(孙文俊), the “Founders” and each, a “Founder”);

12.	S&WJ GROUP LIMITED, a company limited by shares incorporated under the Law of the British Virgin Islands;

13.

C&XF GROUP LIMITED, a company limited by shares incorporated under the Law of the British Virgin Islands (together with S&WJ GROUP LIMITED, the “Founder Holding Companies” and each, a “Founder Holding Company”);

14.	MORNINGSIDE CHINA TMT TOP UP FUND, L.P., with its registered office located at Appleby Trust (Cayman) Ltd., 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands;

15.

MORNINGSIDE CHINA TMT FUND II, L.P., with its registered office located at Clifton House, 75 Fort Street, PO Box 1350, KY1-1108, Grand Cayman, Cayman Islands (together with MORNINGSIDE CHINA TMT TOP UP FUND, L.P., each separately and jointly as “5Y Capital”);

16.	INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the Cayman Islands (“IFC”);

17.	TIANTU CHINA CONSUMER FUND I, L.P., with its registered office located at Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands;

18.	TIANTU CHINA CONSUMER FUND II, L.P., with its registered office located at Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands;

19.	JD.COM DEVELOPMENT LIMITED, with its registered office located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Jing Dong”);

20.

EAGLE INTELLIGENCE LIMITED, with its registered office located at the office of Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building Road Town, Tortola, British Virgin Islands (“Greenwoods”);

21.	EURO ECO LIMITED (欧之碧有限公司), with it registered office located at Room 1501, Grand Millennium Plaza (Lower Block), 181 Queen’s Road, Central, Hong Kong (“Cathay”);

22.

QIANHAI FUND OF FUND EQUITY INVESTMENT (SHENZHEN) CO., LTD., with its registered office located at Room 201, Building A, No.1 Qianwan 1st Road, Shenzhen Qianhai Shenzhen Hong Kong Cooperation Zone (“Qianhai”);

23.

YYT CAPITAL INC., with its registered office located at the Office of Sertus Incorporations (Cayman)Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547,Grand Cayman, KY1-1104, Cayman Islands;

24.	INTERNET FUND IV PTE. LTD., a company duly incorporated and validly existing under the Laws of Singapore (“Tiger”);

25.	FRESH CAPITAL FUND I, L.P., with its registered office located at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands;

26.	GENERATION MU HK INVESTMENT LIMITED, with its registered office located at Suite 2409 Everbright Ctr 108, Gloucester Rd, Wanchai, Hong Kong;

27.	GUOTAI JUNAN FINANCE (HONG KONG) LIMITED國泰君安財務（香港）有限公司, with its registered office located at 27/F Low Blk, 181 Queens Road, Grand Millennium Plaza Central, Hong Kong (“GTJA”);

28.

TIANJIN HUIHE HAIHE INTELLIGENT LOGISTICS INDUSTRY FUND PARTNERSHIP (LIMITED PARTNERSHIP) (天津汇禾海河智能物流产业基金合伙企业（有限合伙 )), with its registered office located at Room 212, No. 1, Second Avenue, Airport International Logistics Zone, Tianjin Pilot Free Trade Zone (Airport Economic Zone);

29.	SHANGHAI QINGXIN INVESTMENT MANAGEMENT CO., LTD. (上海清新投资管理有限公司), with its registered office located at Room 2120A, Building 2, No.6111 Zhongchun Road, Minhang District, Shanghai;

30.	REFRESHER LIMITED, with its registered office located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands;

31.

ZIBO MINSHENG OUMING EQUITY INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP) (淄博民生欧明股权投资合伙企业（有限合伙 )), with its registered office located at No.1301-82, Block B, China World Trade Center, No.107 Liuquan Road, Gaoxin District, Zibo City, Shandong Province;

32.

SHENZHEN TIANTU XINGLI INVESTMENT ENTERPRISE (LIMITED PARTNERSHIP), with its registered office located at Room 201, Building A, No.1 Qianwan 1st Road, Shenzhen Qianhai Shenzhen Hong Kong Cooperation Zone (together with TIANTU CHINA CONSUMER FUND I, L.P. and TIANTU CHINA CONSUMER FUND II, L.P., “Tiantu”);

33.	SHANGHAI CHENXI VENTURE CAPITAL CENTER (LIMITED PARTNERSHIP), with its registered office located at 26th floor, 828-838 Zhangyang Road, China (Shanghai) Pilot Free Trade Zone;

34.	SHANGHAI JINGLIN JINGHUI EQUITY INVESTMENT CENTER (LIMITED PARTNERSHIP), with its registered office located at Room 202-4, 13 Lane,1502 Luoshan Road, China (Shanghai) Pilot Free Trade Zone;

35.	INNOVEN CAPITAL CHINA PTE. LTD., with its registered office located at 138 MARKET STREET #27-01 CAPITAGREEN SINGAPORE (048946) (“InnoVen”);

36.	BEING CAPITAL FUND I LP, a partnership duly incorporated and validly existing under the Law of the Cayman Islands;

37.	TIAN ZHAN INVESTMENT LIMITED (天展投資有限公司), a company duly incorporated and validly existing under the Law of Hong Kong (together with BEING CAPITAL FUND I LP, “Being Capital”);

38.	TIGER PACIFIC MASTER FUND LP, with its registered office located at c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands;

39.	YIHENG CAPITAL PARTNERS, L.P., with its registered office located at 2711 Centerville Road, Suite 400, Wilmington, DE;

40.	PLUTO CONNECTION LIMITED, with its registered office located at NovaSage Chambers, P.O. Box 4389, Road Town, Tortola, British Virgin Islands (“Pluto Connection”); and

41.

DESIGN TIME LIMITED (“Design Time”, together with the Persons listed in items 14 to 40 above, collectively, the “Investors” and each, an “Investor”), with its registered office located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Collectively, the “Parties”, and each a “Party”.

RECITALS

A. The Company, the Founders, the HK Subsidiary, the WFOE, the Domestic Enterprise, the WFOE Subsidiary, the Domestic Subsidiaries, certain shareholders and other parties named therein have entered into the Seventh Amended and Restated Shareholders Agreement dated September 4, 2020 (the “Prior Shareholders Agreement”) to govern their relationship as shareholders of the Company and management and affairs of the Company on the terms and conditions of the Prior Shareholders Agreement.

B. The Series F Investors have agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to the Series F Investors, a certain number of the Series F Preferred Shares, the Series C-3 Preferred Shares and the Ordinary Shares of the Company on the terms and conditions set forth in the Share Purchase Agreement dated as of April 16, 2021 by and among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, the Series F Investors and certain other parties thereto (the “Series F Preferred Share Purchase Agreement”).

C. In connection with the Series F Investors’ subscription and purchase of the Series F Preferred Shares, the Series C-3 Preferred Shares and the Ordinary Shares, the Parties have agreed to further govern their relationship as shareholders of the Company and management and affairs of the Company on the terms and conditions of this Agreement, which shall replace and supersede the Prior Shareholders Agreement in its entirety.

D. In this Agreement, unless the context otherwise requires, capitalized terms used herein shall have the meanings ascribed to them in Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION

1.1 Information and Inspection Rights.

(a) Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, the Company will deliver to each Preferred Holder:

audited annual consolidated financial statements within one hundred and twenty (120) days after the end of each fiscal year, prepared in accordance with the GAAP and IFRS and audited by the Auditor; and a summary of transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) during such fiscal year;

audited annual individual financial statements in respect of each Group Company (on an unconsolidated basis) within one hundred and twenty (120) days after the end of each fiscal year, prepared in accordance with the GAAP and IFRS and audited by the Auditor;

unaudited quarterly consolidated financial statements, within forty-five (45) days of the end of each fiscal quarter, prepared in accordance with the GAAP and IFRS;

unaudited quarterly individual financial statements in respect of each Group Company (on an unconsolidated basis) within forty-five (45) days of the end of each fiscal quarter, prepared in accordance with the GAAP and IFRS;

unaudited monthly consolidated financial statements of the Group Companies, a report on the updated shareholding structure of the Group Companies, which shall include names of shareholders of each Group Company and the number and type of equity securities held by each of them, and a summary of transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) during such month, within thirty (30) days after the end of each calendar month;

any management letter or any letter of similar nature issued by the Auditor or auditors of any other Group Company within fifteen (15) days after receipt thereof;

proposed annual business plan of the Group Companies forecasting the Group Companies’ revenues, expenses, and cash position on a month-to-month basis for the following fiscal year as approved by the Board, at least forty-five (45) days prior to the end of each fiscal year;

copies of all documents (including notice, agenda and other relevant materials) or other information sent to the Shareholders of the Company before date of the proposed general or extraordinary meeting of the Shareholders pursuant to the Memorandum and Articles;

minutes of a general or extraordinary meeting of Shareholders duly reflecting the decisions adopted at such meeting within fifteen (15) days after the Shareholders meeting;

upon the written request by the Preferred Holders, such other information as the Preferred Holders shall reasonably request (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to the Preferred Holders pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with the GAAP and IFRS and verified and certified as true, correct and not misleading by the chief financial officer or the chief executive officer of the Company.

(b) Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, each Preferred Holder who holds no less than two percent (2%) of the Shares then outstanding (calculated on a fully diluted and as-converted basis) shall have: (i) the right to inspect facilities, records and books of each Group Company at any time during regular working hours on reasonable prior notice to the Company, and (ii) the right to discuss the business, operations and conditions of each Group Company with its directors, officers, employees, accountants, legal counsel and investment bankers, in each case at the own expenses of such Preferred Holder (the “Inspection Rights”).

(c) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a Qualified Public Offering save that the Information Right in relation to the matters set forth in Exhibit C shall survive such a Qualified Public Offering.

1.2 Board of Directors.

(a) Board Constitution. The Memorandum and Articles shall provide that the Company’s Board shall consist of no more than ten (10) directors, which number of directors shall not be changed unless approved pursuant to this Agreement.

So long as the Majority Series A Preferred Holder(s) holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Majority Series A Preferred Holder(s) shall be entitled to nominate one (1) director of the Board (the “Series A Director”). For so long as the Majority Series A Preferred Holder(s) holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series A Director shall be immediately removed from the Board.

So long as Jing Dong holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, Jing Dong shall be entitled to nominate two (2) directors of the Board (the “JD Directors”, and each a “JD Director”). For so long as Jing Dong holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the JD Directors shall be immediately removed from the Board.

So long as the Majority Series C Preferred Holder(s) holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Majority Series C Preferred Holder(s) shall be entitled to nominate one (1) director of the Board (the “Series C Director”) and so long as Tiantu holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the holders of the Series C Preferred Shares shall agree and ensure that Tiantu shall nominate the Series C Director. For so long as Tiantu holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series C Director appointed by Tiantu shall be immediately removed from the Board and the one or group holders of the Series C Preferred Shares constituting the Majority Series C Preferred Holder(s) shall be entitled to nominate the Series C Director. For so long as the Majority Series C Preferred Holder(s) holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series C Director shall be immediately removed from the Board.

So long as the Majority Series D Preferred Holder(s) holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Majority Series D Preferred Holder(s) shall be entitled to nominate one (1) director of the Board (the “Series D Director”). For so long as the Majority Series D Preferred Holder(s) holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, the Series D Director shall be immediately removed from the Board.

So long as Jing Dong holds no less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, Jing Dong and the Majority Ordinary Holder(s) shall be collectively entitled to nominate one (1) director of the Board. For so long as Jing Dong holds less than five percent (5%) of the outstanding share capital of the Company on a fully diluted and as-converted basis, such director shall be solely nominated by the Majority Ordinary Holder(s).

So long as GTJA (together with its Affiliates) holds all of the Series E Preferred Shares purchased by GTJA pursuant to the Follow-On Series E Preferred Share Purchase Agreement, GTJA and the Majority Ordinary Holder(s) shall be collectively entitled to nominate one (1) director of the Board (“GTJA Director”), whom shall initially be Yuen Chiu (趙玄); and in the event that GTJA and the Majority Ordinary Holder(s) fail to reach an agreement on the appointment of alternative nominee for such director, such nominee shall be decided by GTJA. For so long as (A) GTJA (together with its Affiliates) fails to hold all of the Series E Preferred Shares purchased by GTJA pursuant to the Follow-On Series E Preferred Share Purchase Agreement; (B) GTJA (or its Affiliates) fails to cause GTJA Director to comply with its acting-in-concert undertakings as provided in paragraph (h) below, or (C) the prospectus of Company’s public offering has been prepared for filing or submission, or the Company’s public offering is likely to be negatively or adversely affected by such joint appointment of such director, then such director shall be solely nominated by the Majority Ordinary Holder(s).

The Majority Ordinary Holder(s) shall be entitled to nominate three (3) directors, one of whom shall initially be CHEN Xuefeng (陈雪峰) and another two (2) of whom may be appointed by the Majority Ordinary Holder(s) from time to time. In the event that only CHEN Xuefeng (陈雪峰) is appointed by the Majority Ordinary Holder(s), CHEN Xuefeng (陈雪峰) shall be entitled to three (3) votes and the votes entitled to CHEN Xuefeng (陈雪峰) shall be reduced by one (1) upon each additional director being appointed by the Majority Ordinary Holder(s). Each Shareholder shall cause the directors nominated by them (if any) to always vote for election of CHEN Xuefeng (陈雪峰) as the chairman of the Board, in any case of an equality of votes other than for actions provided under Section 7.3, CHEN Xuefeng (陈雪峰) shall have a second or casting vote.

(b) Committees. Upon the written request of the Supermajority Preferred Holders, the Board shall establish an audit committee and a corporate governance and nomination committee, each of the audit committee and the corporate governance and nomination committee shall consist of no more than ten (10) members, and the Shareholders who are entitled to nominate directors to the Board according to Section 1.2(a) shall be entitled the right to nominate members to such committees as the same number they are entitled to nominate to the Board.

(c) Expenses; Notices. All meetings of the Board and any committee thereof shall be held either telephonically or in person. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof. The Company shall procure that a notice of each meeting, agenda of the business to be transacted at the meeting and all documents and materials to be circulated at or presented to the meeting are sent to all directors entitled to receive notice of the meeting at least seven (7) days before the meeting and a copy of the minutes of the meeting is sent to the directors within twenty (20) days following the meeting.

(d) Quorum. For so long as any Preferred Shares are outstanding, the quorum for the transaction of business at any meeting of the Board shall be at least five (5) directors, including at least two-thirds (2/3) of the Preferred Directors (which shall include at least one JD Director) and CHEN Xuefeng (陈雪峰).

(e) D&O Insurance. The Company shall purchase and maintain insurance in relation to any person who is or was a director or officer of the Company, or who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity on the terms and conditions acceptable to the Supermajority Preferred Holders.

(f) Each of the Company, the Founders and the Founder Holding Companies undertakes that, to the extent permitted by the applicable Laws, it/he will exercise all its rights and power, and will procure any person appointed by it/him to the board of any other Group Company to exercise the right and power he may have, in respect of any other Group Company in compliance with this Agreement.

(g) Observers. IFC, 5Y Capital, Tiantu, Jing Dong, Greenwoods, Cathay, Tiger, GTJA, Being Capital, Pluto Connection and Design Time shall each be entitled to appoint one (1) observer to the board of directors of each Group Company and each Founder and his applicable Founder Holding Company shall procure that each Group Company shall take all actions that are necessary for such an observer to attend meetings of the board of such Group Company, receive notice, agenda and other materials in connection with such meetings and such observer be given the reasonable opportunity to speak and express their opinion on matters discussed at such meetings.

(h) Acting-in-Concert. GTJA hereby undertakes and ensures that, and shall procure the GTJA Director to comply with the following covenants:

The GTJA Director and CHEN Xuefeng (陈雪峰) shall be deemed as actors in concert, and shall act in concert in relation to all matters that require the decisions of the Directors of the Company, including but not limited to voting unanimously to approve, reject, or to abstain from voting in relation to motions that need to be resolved at Board meetings of the Company, and to jointly sign all necessary documents.

Before the GTJA Director and CHEN Xuefeng (陈雪峰) act in concert, they shall vote on the matters that require action in concert, and joint action shall be taken based on the results of such voting; if they are unable to reach a unanimous opinion in relation to the matters that require action in concert, a decision that is made by CHEN Xuefeng (陈雪峰) shall be deemed as a decision that is unanimously passed by them and shall be binding on them. Such arrangement shall be acknowledged by the other Directors to the extent not in violation of applicable Laws.

For purpose of such acting-in-action, CHEN Xuefeng (陈雪峰) shall be entitled to, at any time he deems fit, require the GTJA Director to (A) appoint CHEN Xuefeng (陈雪峰) or other person designated by CHEN Xuefeng (陈雪峰) as his proxy, and issue an authorization letter to such proxy to authorize such proxy to exercise voting rights on behalf of the GTJA Director regarding any Board meeting or matters to be decided by the Directors; or (B) enter into an acting-in-concert agreement with CHEN Xuefeng (陈雪峰).

If GTJA transfers any Shares held by it to any of its Affiliates, as a prerequisite, it shall ensure that the transferee is bound by the provisions of this Agreement, and the transferee upon receiving the transfer of the Shares shall be deemed as having agreed to the provisions of this Agreement and having agreed to be bound by the provisions of this Agreement.

1.3 Voting Agreement.

(a) For as long as any Preferred Shares are outstanding, at each election of the directors of the Board, each Shareholder shall vote at any meeting of members, such number of Shares as may be necessary, or in lieu of any such meeting, shall give such Shareholder’s written consent in the form of a written resolution or otherwise, as the case may be, with respect to such number of Shares (i) to keep the size of the Board at no more than ten (10) directors, and (ii) to elect or re-elect the directors of the Board pursuant to Section 1.2(a) above.

(b) Any Person or group of Persons entitled to designate any individual to be elected as a director of the Board pursuant to Section 1.2(a) shall have the right to remove any such director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any director occupying such position. Each Shareholder agrees to always vote such Shareholder’s respective Shares in support of the principle that a director to the Board appointed pursuant to Section 1.2(a) shall be removed from the Board with or without cause only upon the vote or written consent of the Shareholders entitled to appointed such director pursuant to Section 1.2(a), and each such Shareholder further agrees not to seek, vote for or otherwise effect the removal with or without cause of any such director without such vote or written consent. If a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any director appointed pursuant to Section 1.2(a), the replacement to fill such vacancy shall be designated in the same manner, in accordance with Section 1.2(a), as the director whose seat was vacated.

1.4 Other Group Companies. Upon the request of the Supermajority Preferred Holders, each of the other Group Companies shall, and the Company, the Founders and the Founder Holding Companies shall cause the board of directors of each other Group Company to have the same number of directors with the same voting rights as the Board, to consist of the same directors as the Board, and to follow the same nomination mechanism, quorum and meeting requirements applicable to the Board as set forth in Section 1.2.

1.5 Anti-Corruption Undertakings. No Party (excluding the Preferred Holders for the purpose of this Section 1.5) shall engage in (nor authorize or permit any Affiliate or any other person acting on its behalf to engage in) any corrupt practice, fraudulent practice, coercive practice, collusive practice or obstructive practice with respect to the Company, and each of such other Parties (excluding the Preferred Holders) agrees to promptly notify IFC if it becomes aware of any such violation. Should IFC notify any of them of its concern that there has been a violation of this provision, each of such other Parties shall cooperate in good faith to determine whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request Interpretations of “corrupt practice”, “fraudulent practice”, “coercive practice”, “collusive practice” and “obstructive practice” are set out in Exhibit D.

1.6 IFC Policy Undertakings. The Company shall, and shall procure each other Group Company shall, strictly comply with each covenant set forth in Exhibit C during the term of this Agreement.

1.7 Undertaking as to Auditors. The Company shall (i) appoint the Auditor as auditors of the Company; (ii) authorize and instruct them, in the form set forth in Exhibit E (Form of Letter to Company’s Auditors), to communicate directly with IFC; and (iii) take such actions, issued such instructions and delivered such documents as necessary to procure the firm’s compliance with such request.

1.8 Undertaking as to Accounting Systems. The Company shall install and have in operation an accounting and control system, management information system and books of account and other records, which together adequately give a true and fair view of the financial condition of the Company and the results of its operations in conformity with the GAAP and IFRS.

1.9 Undertaking as to Insurance Requirements. The Company shall provide the Preferred Holders with copies of all insurance policies evidencing compliance with the requirements of Annex A (Minimum Insurance Requirements) and a certification from the Company’s insurers or insurance agents confirming that such policies are in full force and effect and all premiums then due and payable under those policies have been paid.

1.10 Undertaking as to Director Indemnification. Upon nomination of any Series A Director, JD Director, Series C Director or Series D Director, the Company shall execute the Director Indemnification Agreement in substantially the form and substance as set out in Exhibit H.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2 Non-U.S. Jurisdiction Applicability. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and Laws, forms of registration statements and registration of securities thereunder, U.S. Laws and the SEC, shall be deemed to refer, to the equivalent Laws, forms of registration statements and registration of securities and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3 Demand Registration.

(a) Request by Holders. Upon receipt of a written request from the Holders of at least thirty percent (30%) of the Registrable Securities Then Outstanding that the Company file a registration statement under the Securities Act covering the registration of any Registrable Securities Then Outstanding pursuant to this Section 2.3, the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4 other than a registration from which the Registrable Securities the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested to be included in such registration) pursuant to the provisions of Section 2.4(a).

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of at least a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities Then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 2.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, consolidation, reorganisation or other arrangement made by or to the Company for the purpose of such public offering) including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Shares to be underwritten, the managing underwriter(s) may exclude Shares from the registration and the underwriting, and the number of Shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude Shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all Shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of at least a majority of all Registrable Securities Then Outstanding a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request herefore, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

if Form F-3 is not available for such offering by the Holders;

if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its Shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other Shares during such sixty (60) day period;

if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

if in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4, 2.5 or 2.14 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4, 2.5 or 2.14 shall bear such Holder’s proportionate share (based on the total number of Shares sold in such registration by such Holder other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expense of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of at least a majority of the Registrable Securities Then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least twenty-five percent (25%) of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall, to the extent permitted by the applicable laws, rules and regulations, keep each Holder of Registerable Securities informed of all material activities undertaken in connection with a public offering undertaken by the Company.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4, 2.5 or 2.14:

(a) By the Company. To the extent permitted by applicable Laws, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who Controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any of the losses, claims, damages, liabilities (joint or several) or legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action, to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any United States federal or state securities Laws or (in the case of non-US jurisdiction) the applicable Laws, regulations and rules of the relevant jurisdiction, in each case, in connection with the offering covered by such registration statement;

provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or Controlling Person of such Holder.

(b) By Selling Holders. To the extent permitted by applicable Laws, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who Controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who Controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages , liabilities (joint or several) or legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action, to which the Company or any such director, officer, legal counsel, Controlling Person, underwriter or other such Holder, partner or director, officer or Controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified Party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified Party will, if a claim in respect thereof is to be made against any indemnifying Party under this Section 2.9, deliver to the indemnifying Party a written notice of the commencement thereof and the indemnifying Party shall have the right to participate in, and, to the extent the indemnifying Party so desires, jointly with any other indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such indemnified Party by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential conflict of interests between such indemnified Party and any other Party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying Party within a reasonable time of the commencement of any such action shall relieve such indemnifying Party of liability to the indemnified Party under this Section 2.9 to the extent the indemnifying Party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying Party will not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified Party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified Party in circumstances for which indemnification is provided under this Section 2.9, in each such case, the indemnified Party and the indemnifying Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related Persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Party of a release from all liability in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 or 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall be terminated on the fifth (5th) anniversary of the date of closing of a Qualified Public Offering, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

2.11 No Registration Rights to Third Parties. The Company covenants and agrees that, without the prior written consent of the Holders of at least a majority of the Registrable Securities Then Outstanding, it shall not grant, or cause or permit to be created, for the benefit of any Person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders.

2.12 Market Stand-Off. Each Party agrees that, so long as it holds any Shares, in connection with a Qualified Public Offering, upon request by the Company or the underwriters managing such Qualified Public Offering of the Company’s securities and subject to the applicable Laws, regulations and rules, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by Laws) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such Qualified Public Offering or the pricing date of such offering as may be requested by the underwriters.    The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.14 Preferred Holder Demand. Where no Qualified Public Offering has been consummated by December 31, 2022, the Preferred Holders together holding more than fifty percent (50%) of the issued Preferred Shares shall have the right at any time thereafter to serve a notice in writing (a “QPO Notice”) on the Company and the other Shareholders to request the Company to, at the Company’s cost, undertake a Qualified Public Offering such that all Registrable Securities held by the Preferred Holders shall be fully registered and become freely tradable. On service of a QPO Notice, the Company shall do, and each of the Shareholders shall do and shall procure that the Company shall do, all such things as may be necessary and desirable to effect a Qualified Public Offering, including the exercise by each of the Shareholders of their voting rights as Shareholders or in relation to the Board or the board of other Group Companies in such a way as to facilitate a Qualified Public Offering, causing directors nominated by them to execute all requisite documents and granting all such powers of attorney as may be required. The provisions set out in Section 2.4(b) shall apply mutatis mutandis to an initial public offering undertaken pursuant to this Section 2.14.

3. RIGHT OF PARTICIPATION

3.1 General. Any Preferred Holder and its respective permitted transferees to which rights under this Section 3 have been duly assigned in accordance with Section 5 (a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement and the New Securities (if any) that have not been subscribed by the other Shareholders (the “Right of Participation”).

3.2 New Securities. “New Securities” shall mean any Preferred Shares, any Ordinary Shares or other Equity Securities of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares, Equity Securities of the Company, or securities of any type whatsoever that are, may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or Equity Securities of the Company, provided, however, that the term “New Securities” shall not include:

(a) Ordinary Shares issued upon the conversion of the Preferred Shares;

(b) any Shares issued in connection with any share split, share consolidation, share dividend or other similar event in which the Participation Rights Holder is entitled to participate on a pro rata basis;

(c) any Shares issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constitutes any New Securities;

(d) any Equity Securities issued pursuant to a Qualified Public Offering;

(e) the Series E Preferred Shares issued pursuant to the Follow-On Series E Preferred Share Purchase Agreement;

(f) the Series E Preferred Shares issued upon the InnoVen Warrant Exercise;

(g) the Series F Preferred Shares, the Series C-3 Preferred Shares and the Ordinary Shares issued pursuant to the Series F Preferred Share Purchase Agreement;

(h) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; and

(i) up to 28,096,153 Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, consultants or advisers of the Group Companies pursuant to the ESOP.

3.3 Procedures.

(a) Participation Notice. If the Company wishes to make any issue of New Securities, it shall prior to such issue give each Participation Rights Holder a written notice of the proposed issue. The notice shall set forth the terms and conditions of the proposed issue (including the number of New Securities to be offered and the price, if any, for which the Company proposes to offer such New Securities), and the number of New Securities that the Participation Rights Holder can elect to purchase and shall constitute an offer to issue the relevant portion of the New Securities to the Participation Rights Holder on such terms and conditions.

(b) Acceptance Notice. A Participation Rights Holder may accept such offer by delivering a written notice of acceptance (the “Acceptance Notice”) to the Company within thirty (30) days (the “Participation Period”) after receipt of the notice of the Company of the proposed issue. The Participation Rights Holder exercising its right of participation shall be entitled to participate in the purchase of New Securities for the price and upon the terms and conditions specified in the notice issued by the Company and by delivering the Acceptance Notice stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s full Pro Rata Share). If any Participation Rights Holder fails to so respond in writing within the Participation Period, then such Participation Rights Holder shall forfeit the right hereunder to purchase its Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities. If any Participation Rights Holder elects not to purchase its Pro Rata Share of such New Securities in full, the Company shall, after its receipt of written notices from all of the Participation Rights Holders pursuant to this Section or upon the expiration of the Participation Period, send a second written notice to all of the Participation Rights Holders that have elected to purchase in full their respective Pro Rata Share of such New Securities (the “Oversubscription Participants”), setting forth the total number of New Securities that have not been subscribed for. Each such Oversubscription Participants shall then have ten (10) days (the “Second Participation Period”) after the receipt of the second written notice to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for oversubscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Oversubscription Participants who have applied to purchase the Additional Number.

(c) Failure to Exercise. Upon the expiration of the Participation Period (or the Second Participation Period, if relevant), the Company may complete the issue of New Securities with respect to which the right of participation hereunder were not exercised on the terms and conditions specified in the Company’s notice within ninety (90) days following the expiration of the Participation Period (or the Second Participation Period, if relevant). If the Company does not complete the issue of the New Securities within such ninety (90)-day period, the right of participation provided in this Section 3.3 in respect of such New Securities shall be deemed to be revived and the New Securities shall not be offered to any person unless first re-offered to the Participation Rights Holder in accordance with this Section 3.3 again.

(d) Adherence to this Agreement. The Company shall not issue any Shares to a Person who is not a Shareholder unless such Person has agreed to adhere to the terms and conditions of this Agreement and become a party to this Agreement.

(e) Prohibited Issuance. Notwithstanding any other provision in this Agreement, the Company shall in no event issue or transfer any securities to a Person who is on (i) the lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or (ii) the World Bank Listing of Ineligible Firms.

(f) Termination. The Right of Participation for each Participation Rights Holder shall terminate upon the consummation of a Qualified Public Offering.

4. TRANSFER RESTRICTIONS

4.1 Sale of Ordinary Shares; Notice of Sale. Subject to Section 4.6 of this Agreement, if any Selling Shareholder proposes to sell or transfer any Ordinary Share Equivalents held by it directly or indirectly, then such Selling Shareholder shall promptly give a written notice (the “Transfer Notice”) to the Company and each Preferred Holder prior to such sale or transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Offered Shares, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.2 Right of First Refusal by the Company. Subject to the Companies Act (as amended) of the Cayman Islands, the Company will have the right, exercisable upon a written notice (the “First Refusal Notice”) to the Selling Shareholder and the Preferred Holders within thirty-five (35) days after receipt of the Transfer Notice (the “Company Option Period”) of its election to exercise its right of first refusal hereunder. The First Refusal Notice shall set forth the number of Offered Shares that the Company wishes to purchase.

4.3 Right of First Refusal by Preferred Holders. Upon receipt of a Transfer Notice, the Company shall convene a general meeting to determine whether it will exercise its right of first refusal. A Selling Shareholder shall abstain from voting on a resolution in relation to the Company’s repurchase of such Selling Shareholder’s Equity Securities. If the Company does not timely elect to purchase all of the Offered Shares pursuant to Section 4.2 above, then the Company shall deliver to each Preferred Holder written notice (the “Company Notice”) thereof within ten (10) days after the expiration of the Company Option Period, and each Preferred Holder shall have an option for a period of ten (10) days following receipt of the Company Notice (the “Option Period”) to elect to purchase all or any portion of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Selling Shareholder and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase. Each Preferred Holder may allocate the Offered Shares it is entitled to purchase under this Section 4.3 to another Person nominated by it. Such right of first refusal may be exercised as follows:

(a) First Refusal Allocation. Each Preferred Holder shall have the right to purchase such number of the Offered Shares (the “First Refusal Allocation”) that is equal to the product obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by that Preferred Holder at the time of the transaction (on an as-converted basis) and the denominator of which is the total number of Ordinary Share Equivalents owned by all Preferred Holders at the time of the transaction (on an as-converted basis). The Preferred Holders shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Option Period to purchase up to all of its First Refusal Allocation of the Offered Shares. If a Preferred Holder has not applied to purchase its First Refusal Allocation of the Offered Shares, the Company shall give each other Preferred Holder that has applied to purchase up to all of its First Refusal Allocation of the Offered Shares a written notice specifying the number of remaining Offered Shares (the “First Refusal Second Allocation Notice”). Within ten (10) days after receipt of the First Refusal Second Allocation Notice (the “Second Option Period”), such other Preferred Holder may apply to acquire such number of the remaining Offered Shares that is equal to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Share Equivalents held by that Preferred Holder at the time of the transaction (on an as-converted basis) and the denominator of which is the total number of Ordinary Share Equivalents held by all the Preferred Holders who have applied to acquire such remaining Offered Shares.

(b) Expiration Notice. Within ten (10) days after expiration of the Option Period or the Second Option Period (as the case may be), the Company shall give a written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Preferred Holders (i) specifying the number of the Offered Shares that will be purchased by the Preferred Holder(s) and the identity of such Preferred Holder(s) or such other Person as such Preferred Holder(s) may nominate who will purchase the Offered Shares and/or (ii) to the extent that there are any remaining Offered Shares that have not been taken up by the Preferred Holders, specifying the Co-Sale Pro Rata Portion of the remaining Offered Shares for the purpose of the Preferred Holder’s co-sale right described in Section 4.4 below.

(c) Purchase Price. The purchase price for the Offered Shares to be purchased by the Preferred Holders will be the price set forth in the Transfer Notice, but will be payable as set forth in Section 4.3(d) below. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board in good faith, which determination will be binding upon the Company, the Preferred Holders and the Selling Shareholder, absent fraud or error.

(d) Payment. Payment of the purchase price for the Offered Shares purchased by a Preferred Holder shall be made by wire transfer or cheque as directed by the Selling Shareholder within thirty (30) days following the date of the First Refusal Expiration Notice, and concurrently therewith, the Selling Shareholder shall (i) sell and deliver the Offered Shares to such Preferred Holder or such other Person as such Preferred Holder may nominate, (ii) deliver all necessary documents, duly executed, to enable the relevant Offered Shares to pass fully and effectively into the name of such Preferred Holder or such other Person as such Preferred Holder may nominate, and (iii) do all such other acts and/or execute all such other documents in a form satisfactory to such Preferred Holder as it may reasonably require to give effect to the transfer of the relevant Offered Shares to it, and the Company shall concurrently therewith (i) deliver to such Preferred Holder a copy of the Company’s register of members, updated to show such Preferred Holder or such other Person as such Preferred Holder may nominate as the transferee and owner of the applicable number of Offered Shares it purchased under this Section 4.3 and (ii) deliver to such Preferred Holder or such other Person as such Preferred Holder may nominate the new share certificate representing the Offered Shares.

(e) Rights of a Selling Shareholder. If a Preferred Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company.

(f) Application of Co-Sale Right. In the event that a Preferred Holder has not elected to purchase any or all of its First Refusal Allocation of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale right of the Preferred Holders as set forth in Section 4.4 below.

4.4 Co-Sale Right. To the extent that a Preferred Holder has not exercised its right of first refusal with respect to all of its First Refusal Allocation of the Offered Shares, then the Preferred Holder who has not exercised its right of first refusal (the “Co-Sale Right Holder”) shall have the right, exercisable upon a written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares that are the subject of the co-sale right on the same terms and conditions as set forth in the Transfer Notice. The Co-Sale Notice given by a Co-Sale Right Holder shall set forth the number of Ordinary Share Equivalents (on both an absolute and as-converted to Ordinary Shares basis) that such Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion of such Co-Sale Right Holder. To the extent a Co-Sale Right Holder exercises such co-sale right in accordance with the terms and conditions set forth below, the Selling Shareholder shall procure the prospective purchaser to acquire the Ordinary Share Equivalents that are the subject of the Co-Sale Notice. The co-sale right of a Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. A Co-Sale Right Holder may sell all or any part of such number of Ordinary Share Equivalents held by it that is equal to the Co-Sale Pro Rata Portion.

(b) Transferred Shares. Each Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser an instrument of transfer, which represents the number of Ordinary Share Equivalents which such Co-Sale Right Holder elects to sell.

(c) Payment to Co-Sale Right Holder. The instrument of transfer that a Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Co-Sale Right Holder that portion of the sale proceeds to which such Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any Share or other securities from a Co-Sale Right Holder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Share Equivalents unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such Shares or other Equity Securities of the Company from such Co-Sale Right Holder.

(d) Right to Transfer. To the extent that the Preferred Holders have not purchased all the Offered Shares subject to the Transfer Notice and have elected not to exercise their respective co-sale right in respect of such Offered Shares, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and the Preferred Holders of the Transfer Notice, conclude a transfer of the Offered Shares which are the subject of the Transfer Notice and which no Preferred Holder has applied to purchase or to participate in the sale, on substantially the same terms and conditions as those described in the Transfer Notice to the transferee identified in the Transfer Notice provided that such a transferee is a bona fide third party. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Ordinary Share Equivalents by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale right of the Company and the Preferred Holders, as applicable, and shall require compliance by the Selling Shareholder with the procedures described in Section 4.2 through Section 4.4 of this Agreement.

(e) Full Co-Sale Right. Notwithstanding any other provision in this Section 4.4, (i) where as a result of a proposed transfer of all or any of Ordinary Share Equivalents, a change of Control in the Company or (as the case may be) another Group Company would occur, a Co-Sale Right Holder shall have the right to participate in the proposed transfer by selling all of its Ordinary Share Equivalents; and (ii) where any Preferred Holder would hold less than a half percent (0.5%) of the total issued share capital of the Company, such Co-Sale Right Holder shall have the right to participate in the proposed transfer by selling all of its Ordinary Share Equivalents. The provisions set out in Sections 4.4(b) and 4.4(c) shall apply mutatis mutandis to such a transfer.

(f) Representations and Warranties. Where a Preferred Holder exercises its co-sale right pursuant to Section 4.4, it shall not be required to give any representations and warranties other than the warranties in respect of its title to the Equity Interests to be sold pursuant to the exercise of its co-sale right, warranties in respect of its authority to consummate a sale pursuant to the exercise of its co-sale right, and warranties that there is no encumbrances on the Equity Interests to be sold pursuant to the exercise of its co-sale right.

(g) Notwithstanding anything to the contrary contained herein, each Shareholder agrees that it will not, and will procure that no other Person will, circumvent or otherwise avoid the requirements and transfer restrictions in this Section 4 (including for the avoidance of doubt, the requirements and restrictions under Sections 4.3 and 4.4) or take any action that has the purpose of evasion of the requirements, restrictions and limitations on sale or disposal of Equity Securities contained in this Section 4 (including, for the avoidance of doubt, the requirements and restrictions under Sections 4.3 and 4.4) by way of direct or indirect sale of Equity Securities, or by the holding of Equity Securities indirectly through another Person (including a holding company).

4.5 Right of Drag-along.

(a) Notwithstanding anything herein to the contrary (including any provision of Section 7.1 and Section 7.2), if at any time during the term of this Agreement, (i) the Company fails to consummate a Qualified Public Offering before December 31, 2022, and (ii) the Supermajority Preferred Holders (the “Drag-Along Shareholders”) vote in favor of a proposed Trade Sale for cash consideration valuing the Company at not lower than US$4,000,000,000 or the equivalent in any other currency (the “Drag-Along Sale”), then, in any such event, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other Shareholders of the Company (the “Dragged Shareholders”) shall (i) be present, in person or by proxy, as a holder of Shares, at all meetings (if any) for the vote upon any such Drag-Along Sale (so as to be counted for the purposes of determining the presence of a quorum at such meetings); (ii) vote, or give its written consent with respect to, all the Shares held by them in favor of such proposed Drag-Along Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Sale; (iii) transfer all of their Ordinary Shares or securities convertible into or exercisable for Ordinary Shares of the Company (the “Equity Interests”) in such Drag-Along Sale to such purchaser; (iv) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Sale; and (v) take all actions reasonably necessary to consummate the proposed Drag-Along Sale, including without limitation amending the then existing Memorandum and Articles.

(b) Save as otherwise approved by the Supermajority Preferred Holders:

all proceeds derived from a Dragged-Along Sale shall be distributed among the Preferred Holders and the Ordinary Holders in accordance with the Memorandum and Articles, taking into account any liquidation preferences to which the Preferred Holders are entitled thereunder. Notwithstanding any provision to the contrary, the share transfer restrictions of other provisions of Section 4 of this Agreement shall not apply to any transfers made pursuant to this Section 4.5;

the consideration payable to each Preferred Holder pursuant to a Dragged-Along Sale shall be in cash;

the purchaser or the surviving entity following a merger with the Company shall not be a Related Party of the Company or any of its Shareholders; and

no Preferred Holder shall be required to give any representations and warranties other than the warranties in respect of the seller’s title to the Equity Interests to be sold pursuant to a Dragged-Along Sale, warranties in respect of seller’s authority to consummate a Dragged-Along Sale, and warranties that there is no encumbrances on the Equity Interests to be sold pursuant to a Dragged-Along Sale;

provided that: (A) if the consideration payable to IFC pursuant to a Dragged-Along Sale or any part of such consideration consists of Equity Securities of any Person, (1) such Person shall not be named on the lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter or the World Bank Listing of Ineligible Firms, (2) IFC is satisfied with the results of its integrity due diligence checks on such Person, and (3) that such Person undertakes to IFC to comply with IFC’s policy requirements (including but not limited to having such Person enter into any agreement or other instrument setting out IFC’s policy requirements in form and substance satisfactory to IFC); and (B) save as otherwise approved by IFC, IFC shall not be required to give any representations and warranties or indemnities or post-closing restrictive covenants other than the warranties and indemnities in respect of IFC’s title to the Equity Interests to be sold pursuant to the Dragged-Along Sale, warranties in respect of IFC’s authority to consummate the Dragged-Along Sale, and warranties that there is no encumbrances on the Equity Interests to be sold by IFC pursuant to the Dragged-Along Sale.

(c) Representation and Undertaking.

Any such sale or disposition by the Dragged Shareholders shall be on the terms and conditions as the proposed Drag-Along Sale by the Drag-Along Shareholders. Such Dragged Shareholders shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities; and any violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Shareholders or any material contract to which such Dragged Shareholders is a party or by which they are bound and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by law, the purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of such Dragged Shareholders as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

(i) Each of the Dragged Shareholders undertakes to obtain all consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any Governmental Authority or any third party, which are required to be obtained or made in connection with the Drag-Along Sale.

Each of the Dragged Shareholders undertakes to pay its pro rata share of expenses incurred in connection with the Drag-Along Sale.

(d) Drag-Along Notice. Prior to making any Drag-Along Sale in which the Drag-Along Shareholders wish to exercise their rights under this Section 4.5, the Drag-Along Shareholders shall provide the Company and the Dragged Shareholders with written notice (the “Drag-Along Notice”) not less than thirty (30) days prior to the proposed date of closing of the Drag-Along Sale (the “Drag-Along Sale Date”). The Drag-Along Notice shall set forth: (i) the name and address of the purchasers; (ii) the proposed amount and form of consideration to be paid, and the terms and conditions of payment offered by each of the purchasers; (iii) the Drag-Along Sale Date; (iv) the number of Equity Interests held of record by the Drag-Along Shareholders on the date of the Drag-Along Notice which form the subject to be transferred, sold or otherwise disposed of by the Drag-Along Shareholders; and (v) the number of Equity Interests of the Dragged Shareholders to be included in the Drag-Along Sale. In the event that the Drag-Along Sale Date does not occur within ninety (90) days after the date of the Drag-Along Notice, the Shareholders shall have no obligations to sell their Equity Interests unless they receive a new Drag-Along Notice or otherwise agree with the purchaser(s) in writing.

(e) Transfer Certificate. On the Drag-Along Sale Date, each of the Drag-Along Shareholders and the Dragged Shareholders shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Equity Interests to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed or cancellation, as the case may be, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

(f) Payment. Subject to the provisions of Section 4.5(b)(i), the Dragged Shareholders shall receive consideration per Equity Interest equal to the per Equity Interest consideration received by the Drag-Along Shareholders pursuant to the proposed Drag-Along Sale. Where an amount is payable by a Dragged Shareholder to the Company as exercise price upon exercise of its right to acquire any Ordinary Shares, such amount shall be deducted from the consideration per Equity Interest to be received by such Dragged Shareholder. If the Drag-Along Shareholders or the Dragged Shareholders receive the purchase price for their Equity Interests or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver an instrument of transfer and certificates evidencing their Equity Interests as described in this Section 4.5, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Equity Interests held by them, shall have no other rights or privileges as a Shareholder of the Company and, in the event of liquidation of the Company, their rights with respect to any consideration they would have received if they had complied with this Section 4.5, if any, shall be subordinate to the rights of any other Shareholder. In addition, the Company shall not approve or register or effect any subsequent transfer of any such Equity Interests held by such Shareholders. Each Shareholder irrevocably and unconditionally appoints any director (by way of security for the performance of its obligations under this Agreement) as its attorney to execute any instrument of transfer or share certificate which the appointing Shareholder may fail to execute when obliged to do so under this Agreement, and to execute all such other documents, and doing all such other acts, as it may in its absolute discretion consider necessary or desirable to transfer title to the Equity Interests which are the subject of a Drag-Along Sale, on behalf of such appointing Shareholder; each Shareholder undertakes to approve, ratify and confirm the execution of any transfer of the Equity Interests which are the subject of a Drag-Along Sale, and other relevant documents, and the performance of all such other acts, by the attorney appointed hereunder and to indemnify and keep such attorney indemnified and held harmless from and against all losses which the attorney may suffer or incur as a result of the lawful exercise by it of the powers conferred on it under this Section.

4.6 Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Preferred Holders under this Section 4 shall not apply to (a) any sale or transfer of Ordinary Share Equivalents to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer of Ordinary Share Equivalents by each Founder to a company or an entity one hundred percent (100%) owned (legally and beneficially) by such Founder (the “Founder Holdco”), provided that such Founder and the applicable Founder Holding Company shall undertake in writing that without the prior written consent of the Supermajority Preferred Holders: (i) such Founder Holdco (including the applicable Founder Holding Company) shall remain as a company or an entity one hundred percent (100%) owned (legally and beneficially) by such Founder; (ii) such Founder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of any of his shares in such Founder Holdco (including the applicable Founder Holding Company); and (iii) such Founder Holdco (including the applicable Founder Holding Company) shall not engage in any business other than passively holding the shares of the Company, or to trusts of such Founder for bona fide estate planning purposes, and (c) subject to any limitation provided hereunder or in the Memorandum and Articles, any transfer of Ordinary Share Equivalents by any Preferred Holder (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”); provided that, in any event, adequate documentation therefor is provided to each Preferred Holder to its satisfaction with respect to such transfer and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder. Notwithstanding any other provisions of this Agreement, the right of first refusal and co-sale rights of the Preferred Holders under this Section 4 shall not apply to any sale or transfer of Ordinary Share Equivalents as a result of exercise of the put option in accordance with the Put Option Agreement.

4.7 Prohibited Transfers.

(a) Except for transfers to his Permitted Transferees as provided in Section 4.6 above, none of the Founders, the Founder Holding Companies, or their Permitted Transferees shall, without the prior written consent of the Supermajority Preferred Holders, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by him/it to any Person.

(b) Save for transfers pursuant to Section 4.6, a Shareholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by it to any Person unless such Person has agreed to adhere to the terms hereof and become a party to this Agreement.

(c) Notwithstanding of any other provisions in this Agreement, a Shareholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or series of transactions any Company’s Equity Securities now or hereafter held by it to any Person who is on (i) the lists promulgated by the United Nations Security Council or its committees pursuant to resolutions issued under Chapter VII of the United Nations Charter; or (ii) the World Bank Listing of Ineligible Firms.

(d) Any attempt by a Party to sell or transfer any Equity Securities of the Company in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such Equity Securities and such alleged transferee shall not be entitled to any right under this Agreement and the Memorandum and Articles.

(e) Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein but subject to Section 4.6, without the prior written approval of the Supermajority Preferred Holders, (i) none of the Group Companies shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities in any Group Company to any Person which is not a Group Company, and (ii) none of the Founders and the Founder Holding Companies shall, nor shall any of them cause or permit any other Person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Equity Securities in any PRC Group Company to any Person. Any transfer in violation of this Section 4.7(e) shall be void and each Group Company, each of the Founders and the Founder Holding Companies hereby agrees that it/he will not effect such sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposition nor will it/he treat any alleged transferee as the holder of such Equity Securities unless in accordance with this Section 4.7(e). Notwithstanding any other provisions in this Agreement, any transfer of Equity Securities in the Company made pursuant to the Put Option Agreement shall not be subject to any provisions in Sections 4.1, 4.2, 4.3 and 4.4.

4.8 Legend.

(a) Each certificate representing the Ordinary Shares held by the Founders through the Founder Holding Companies shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF THE COMPANY.”

(b) Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the Shares represented by certificates bearing the legend referred to in Section 4.8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9 Termination. The provisions under this Section 4 (other than Section 4.7(d)) shall terminate upon consummation of a Qualified Public Offering.

5. ASSIGNMENT AND AMENDMENT

5.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Registration Rights. The registration rights of the Holders under Section 2 may be assigned to any other Holder or to any Person acquiring the Registrable Securities; provided, however, that (i) in either case no Party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning Party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; (ii) any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5; and (iii) in the event of assignment of the registration rights of a Holder under Section 2, such assignment (x) (in the case of a Holder holding less than 1,000,000 shares of Registrable Securities) is in connection with a transfer of all the Registrable Securities owned by such Holder, (y) involves a transfer of at least 1,000,000 shares of Registrable Securities, or (z) is to constituent partners or shareholders who agree to act through a single representative.

(b) Other Preferred Rights. The Information Rights and Inspection Rights under Section 1.1 and the rights of a Participation Rights Holder under Section 3 and the rights of a Preferred Holder under Section 4 and any other rights a Preferred Holder may have hereunder are fully assignable in connection with a transfer of Shares of the Company by such Participation Rights Holder or Preferred Holder; provided, however, the rights of GTJA under Section1.2(a)(vi) shall not be assignable other than to its Affiliates; provided, however, that no Party may be assigned any of the foregoing rights unless the Company is given written notice by such Participation Rights Holder or Preferred Holder stating the name and address of the assignee and identifying the Shares of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c) Other Rights Not Assignable. Unless otherwise expressly provided hereunder, the rights and obligations of the Founders, the Founder Holding Companies and the Group Companies shall not be assignable without the prior written consent of the Supermajority Preferred Holders.

5.2 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Group Companies, only by the Company; (ii) as to the Series A Preferred Shares and the holders thereof, only by the Supermajority Series A Preferred Holder(s); (iii) as to the Founders and the Founder Holding Companies, only by the Majority Ordinary Holder(s); (iv) as to the Series B Preferred Shares and the holders thereof, only by the Supermajority Series B Preferred Holder(s), (v) as to the Series C Preferred Shares and the holders thereof, only by the Supermajority Series C Preferred Holder(s); (vi) as to the Series D Preferred Shares and the holders thereof, only by the Majority Series D Preferred Holder(s); (vii) as to the Series E Preferred Shares and the holders thereof, only by the Majority Series E Preferred Holder(s); and (viii) as to the Series F Preferred Shares and the holders thereof, only by the Supermajority Series F Preferred Holder(s). Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Party and its assigns.

6. CONFIDENTIALITY AND NON-DISCLOSURE

6.1 Disclosure of Terms. The Financing Terms, including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

6.2 Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Parties mentioned therein. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Parties mentioned therein.

6.3 Permitted Disclosures. Notwithstanding the foregoing, any Party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such Persons or entities are under appropriate nondisclosure obligations. Without limiting the generality of the foregoing, (i) the Preferred Holders shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their respective fund manager, other funds managed by their respective fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors and (ii) IFC shall be entitled to disclose any information relating to the transactions contemplated by this Agreement in accordance with the World Bank Group Access to Information Policy.

6.4 Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Series A Purchase Agreement, the Series B Subscription Agreement, the Series C Preferred Share Purchase Agreement, the Series C-3 Preferred Share Purchase Agreement, the Follow-On Series C-3 Preferred Share Purchase Agreement, the Series D Preferred Share Purchase Agreement, the Series E Preferred Share Purchase Agreements, the Follow-On Series E Preferred Share Purchase Agreement, the Series F Preferred Share Purchase Agreement and any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, the disclosing party shall furnish only that portion of the information which is legally required to be disclosed.

6.5 Other Information. The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

6.6 Affiliates. Each Party shall cause each of its Affiliates to comply with all of the restrictions, limitations and obligations set forth in this Section 6 as if it were a party hereto.

7. PROTECTIVE PROVISIONS

7.1 Approval by the Preferred Holders. Notwithstanding any other provisions of the Memorandum and Articles, the Shareholders and the Company shall each take all steps necessary to ensure that neither the Company nor any of other Group Companies shall change or adversely affect the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares (including without limitation (i) the issuance of any Series A Preferred Shares, the Series B Preferred Shares, the Series C-1 Preferred Shares and Series C-2 Preferred Shares, Series C-3 Preferred Shares, Series D Preferred Shares, Series E Preferred Shares or Series F Preferred Shares (or warrants, options or similar rights to acquire such Preferred Shares); (ii) any amendment or change of the Automatic Conversion mechanism of any series of Preferred Shares set forth in Clause 7.4(b) of the Memorandum and Articles, which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares; (iii) any amendment or change of the definition of “Trade Sale” or “Liquidation Event”, which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares; and (iv) any amendment or waiver of the distribution preferences in any liquidation or Trade Sale of the Company or any Preferred Holder’s right to challenge the valuation set forth in Clause 7.3 of the Memorandum and Articles, which adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of Preferred Shares), except with (a) with respect to Series A Preferred Shares, the prior written consents of the Majority Series A Preferred Holder(s); or (b) with respect to Series B Preferred Shares, the prior written consents of the Majority Series B Preferred Holder(s); or (c) with respect to the Series C-1 Preferred Shares and Series C-2 Preferred Shares, the prior written consents of the Supermajority Series C-1/C-2 Preferred Holder(s); or (d) with respect to the Series C-3 Preferred Shares, the prior written consents of the Supermajority Series C-3 Preferred Holder(s); (e) with respect to Series D Preferred Shares, the prior written consents of the Majority Series D Preferred Holder(s); (f) with respect to Series E Preferred Shares, the prior written consents of the Majority Series E Preferred Holder(s); or (g) with respect to Series F Preferred Shares, the prior written consents of the Supermajority Series F Preferred Holder(s). For the avoidance of doubt, any act that authorizes, creates or issues any Equity Securities of the Company (except any of the Series A Preferred Shares, the Series B Preferred Shares, the Series C-1 Preferred Shares, the Series C-2 Preferred Shares, the Series C-3 Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares or the Series F Preferred Shares (or warrants, options or similar rights to acquire such Preferred Shares), including those ranking pari passu with or senior to the Preferred Shares, shall not be deemed as an act that requires the prior written consents of holders of the Preferred Shares set forth in this Section 7.1. The right of IFC under Section 1.6 and Exhibit C shall not be amended or terminated without prior consent of IFC.

7.2 Approval by Supermajority Preferred Holders and Majority Ordinary Holder(s). In addition to such other limitations as may be provided in the Memorandum and Articles, the following acts of the Company and each other Group Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Supermajority Preferred Holders and the Majority Ordinary Holder(s) (for the avoidance of doubt, this Section 7.2 applies to the Company itself as well as each other Group Company, unless expressly specified otherwise):

(a) any repurchase or redemption of any Equity Securities of the Company (other than pursuant to the terms herein, or conditions upon which such Equity Securities are issued including in accordance with the re-purchase or redemption provisions in the Memorandum and Articles or other constitutional documents or pursuant to the terms of the ESOP and the repurchase of any Ordinary Share Equivalents as a result of an exercise of the put option in accordance with the Put Option Agreement) and the issuance of Equity Securities with such rights of repurchase or redemption;

(b) any share subdivision, share consolidation or share dividend, reclassification or other forms of restructuring of capital of the Company;

(c) any material change in the nature or scope of the business of the Company or any other Group Company;

(d) any public offering of any debt or equity securities of the Company (or as the case may be any debt or equity securities of any other Group Company or the shares or securities of the relevant entity resulting from any merger, reorganization or other arrangement made by or to the Company for the purpose of such public offering) or delisting thereof;

(e) any change in the authorized number of any class of the Preferred Shares;

(f) the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right on a parity with any class of the Preferred Shares or any new issuance of debt or Equity Securities (or warrants, options or similar rights to acquire such securities) of the Company;

(g) a Liquidation Event (except for any Drag-Along Sale proposed or requested by the Drag-Along Shareholders pursuant to Section 4.5);

(h) any amendment or repeal of any provision of the Memorandum and Articles or other constitutional documents in any material respect (for the avoidance of doubt, where the amendment of the Memorandum and Articles relate to the amendment contemplated under Section 7.1, then Section 7.1 shall apply);

(i) any material change to the aggregate number of Ordinary Share Equivalents reserved for issuance under ESOP;

(j) entering into (in a single transaction or a series of related transactions) any commitments for mergers, acquisitions, sale consolidation, joint venture, establishment of any subsidiary or branch, strategic alliance with or into one or more entities, (whether by the acquisition, contribution or disposition of shares, assets, or otherwise), for a consideration with fair value in excess of US$8,000,000 (or the equivalent in any other currency);

(k) increase or decrease of the share capital or registered capital (as the case may be), except for additional capital contribution made by any Group Company to any of its wholly-owned Subsidiaries;

(l) (i) transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) other than in the ordinary course of business or (ii) transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) for a consideration in excess of RMB10,000,000 (or the equivalent in any other currency) in a single transaction or in excess of RMB20,000,000 (or the equivalent in any other currency) in all transactions during any fiscal year in the ordinary course of business (excluding (i) the Restructuring Documents, (ii) the transactions with Jing Dong and its Affiliates; (iii) the transactions among the Group Companies and their wholly-owned Subsidiaries);

(m) the appointment or removal of the auditors of the Company which is not one of KPMG, Deloitte Touche Tohmatsu, Pricewaterhouse Coopers and Ernst & Young and the determination of their fees, remuneration or other compensation;

(n) amendment of accounting policies or change of the financial year of the Company;

(o) approving or amending the annual business plan and the annual budget, and the establishment of milestones;

(p) entering into any obligation outside the normal course of business in excess of US$5,000,000 (or the equivalent in any other currency);

(q) entering into (in a single transaction or a series of related transactions) any commitments for capital investments in excess of US$5,000,000 (or the equivalent in any other currency);

(r) incurring (in a single transaction or a series of related transactions) any Financial Debt in excess of US$10,000,000 (or the equivalent in any other currency) other than the Financial Debt listed in annual business plan and the annual budget; or

(s) any increase or decrease in the number of directors of the Company’s Board.

Notwithstanding anything to the contrary contained in this provision, where any act listed above requires the approval of the shareholders of the Company in accordance with the Cayman Islands Companies Act, and if the Shareholders vote in favor of such act but the holders of Shares who are entitled to the right of additional prior consent have delivered a written notice of disapproval to the Company pursuant thereto, then such disapproving Shareholders who are entitled to the additional approval votes shall, in such vote, have such number of votes as equal to the aggregate number of votes of the Shareholders who voted in favor of such act plus one.

For purpose of the above Sections 5.2, 7.1 and 7.2, the approval of the Majority Ordinary Holder(s) shall not be required for any act relating to a Trade Sale that represents a valuation of the Company which values each Ordinary Share (on a fully diluted and as-converted basis) equal to or higher the then effective Series F Conversion Price.

Notwithstanding anything contained herein, the Company may conduct the Qualified Public Offering without approvals required under Sections 7.1 and 7.2, provided that approvals of the Shareholders and the Board required under all applicable Laws have obtained for such Qualified Public Offering; further provided that the Qualified Public Offering shall comply with other provisions of this Agreement.

7.3 Approval by the Directors. Notwithstanding any other provisions of the Memorandum and Articles, the Shareholders and the Company shall each take all steps necessary to ensure that neither the Company nor any of the other Group Companies shall carry out any of the following actions, without the prior approval of the Supermajority Directors (including the affirmative votes of two-thirds (2/3) of the Preferred Directors) present at a meeting at which there is a quorum (for the avoidance of doubt, this Section 7.3 applies to the Company itself as well as each other Group Company, unless expressly specified otherwise):

(a) the adoption or amendment of the ESOP, or equivalent, for the benefit of the employees, directors and consultants of the Company and other Group Companies and the amendment to any terms and conditions thereof;

(b) transactions with a Related Party or a Shareholder (or any Affiliates or Associates of such a Shareholder) for a consideration in excess of RMB5,000,000 (or the equivalent in any other currency) in a single transaction or in excess of RMB10,000,000 (or the equivalent in any other currency) in all transactions during any fiscal year (excluding (i) the Restructuring Documents, (ii) the transactions with Jing Dong and its Affiliates, (iii) the transactions among the Group Companies and their wholly-owned Subsidiaries and (iv) the transactions that are subject to the prior written consent of the Supermajority Preferred Holders and the Majority Ordinary Holder(s) under Section 7.2(l));

(c) any matter in which the Company or any other Group Company pledges or mortgages its assets or acts in excess of US$5,000,000 as a guarantor;

(d) the appointment of the Chief Executive Officer, Chief Financial Officer, Chief Technology Officer and Chief Operating Officer of the Company;

(e) the declaration or payment of a dividend on any shares of the Company or any other Group Company;

(f) entering into (in a single transaction or a series of related transactions) any commitments for mergers, acquisitions, sale consolidation, joint venture, establishment of any subsidiary or branch, strategic alliance with or into one or more entities, (whether by the acquisition, contribution or disposition of shares, assets, or otherwise), for a consideration with fair value in excess of US$4,000,000 (or the equivalent in any other currency);

(g) any increase in compensation of any of the five (5) most highly compensated employees of the Company more than thirty percent (30%) by once or multiple times within a fiscal year; or

(h) settlement of any dispute in connection with any Restructuring Documents or enforcement of any rights thereunder, in each case, by a Group Company.

7.4 Restructuring Documents. Each of the Company, the Founders and the Founder Holding Companies undertakes that:

(a) the Company and the HK Subsidiary shall maintain one hundred percent (100%) ownership of the WFOE and shall maintain control of the Company VIE Structure, including any Subsidiary of the Domestic Enterprise and the Domestic Subsidiaries established from time to time;

(b) the Restructuring Documents shall not be amended, supplemented or terminated nor the rights thereunder shall be waived, without prior written consent of the Supermajority Preferred Holders; and

(c) the directors of the Board who are not interested in the subject matter may pass resolutions to approve the settlement of any disputes relating to any Restructuring Document or enforcement of the rights thereunder, in each case, by a Group Company provided that (i) such resolutions shall be passed in accordance with the Memorandum and Articles and (ii) all of the Preferred Directors who are not interested in the subject matter shall have cast affirmative votes for such resolutions.

8. GENERAL PROVISIONS

8.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Exhibit B; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit B with next Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider; or (e) when sent by email at the email address set forth in Exhibit B hereto, upon sending by email (without errors in transmission), if sent on a Business Day and during normal business hours of the recipient, otherwise on the next Business Day. Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.1 by giving the other Party written notice of the new address in the manner set forth above.

8.2 Entire Agreement. This Agreement, together with all the exhibits hereto, constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the Parties respecting the subject matter hereof, including without limitation the Prior Shareholders Agreement.

8.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Law of Hong Kong without regard to its principles of conflicts of laws.

8.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

8.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

8.6 Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.

8.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding Shares of such class or series of Shares by such subdivision, combination or share dividend.

8.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.11 Shareholders Agreement to Prevail. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall prevail among the Shareholders. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency.

8.12 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b) The arbitration shall be conducted in Hong Kong under the auspices of the HKIAC. There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

The arbitration proceedings shall be conducted in English and Chinese. The arbitration tribunal shall apply the arbitration rules of the HKIAC (the “Rules”) in effect at the time of the arbitration. However, if such Rules are in conflict with the provisions of this Section 8.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.12 shall prevail;

The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law. Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

The costs and expenses of the arbitration, including the fees of the arbitrators, shall in the first instance be borne equally by the Parties that are the parties to the dispute, and each Party shall in the first instance pay its own fees, disbursements and other charges of its counsel, and the liability for such costs and expenses of the arbitration and the parties’ fees, disbursement and counsel charges shall be borne by the party or parties as determined by the arbitrators in the award. In the case of a dispute between the Company, the Founders and the Founder Holding Companies on the one hand and merely the Preferred Holders on the other hand, as between such Preferred Holders, the costs and expenses of the arbitration that shall be borne by such Preferred Holders shall be allocated on a pro rata basis in accordance with the number of Shares held by each Preferred Holder.

(c) The Parties hereby acknowledge that IFC shall be entitled under applicable Law, including the provisions of the International Organizations Immunities Act, to immunity from a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought against IFC in any court of any jurisdiction. The Parties (other than IFC) hereby waive any and all rights to demand a trial by jury in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement, brought against IFC in any forum in which it is not entitled to immunity from a trial by jury. For the avoidance of doubt, the Parties acknowledge and agree that no provision of this Agreement or of the Rules, nor the submission to arbitration by IFC, in any way constitutes or implies a waiver, termination or modification by IFC of any privilege, immunity or exemption of IFC granted in the Articles of Agreement, international conventions, or applicable law.

8.13 Most Favored Investor. In the event the Company hereafter grants any other investors or shareholders any rights, privileges or protections more favorable than those granted to Jing Dong, Jing Dong shall, at its option, be entitled to the same rights, privileges or protections pari passu with the other investors or shareholders, except for (i) ranking of the Equity Securities of the Company issued in a bona fide equity financing with a pre-money valuation which values each Ordinary Share (on a fully diluted and as-converted basis) higher than the then effective Series E Conversion Price prior to the Preferred Shares held by Jing Dong with respect to dividends, payment of redemption price and distribution of liquidation proceeds; (ii) the non-competition covenants of JD.com, Inc. and its Controlled Affiliates in the BCA Implementary Agreement; and (iii) the more favorable rights, privileges or protections that have been granted to the other investors or shareholders under this Agreement and Memorandum and Articles.

8.14 Effectiveness. This Agreement shall become effective subject to and upon the Closing. For the avoidance of any doubt, if any Series F Investor fails to complete the Closing or make the full payment of its purchase price for the Series F Preferred Shares to be purchased by it, or any Follow-on Series E Investor fails to complete the Follow-On Series E Closing or make the full payment of its purchase price for the Series E Preferred Shares to be purchased by it, or InnoVen fails to complete the InnoVen Warrant Exercise or make the full payment of its exercise price, then such Series F Investor or Follow-On Series E Investor or InnoVen, as applicable shall not be entitled to any right granted to the portion of the Preferred Shares the purchase price/exercise price of which is not paid (or the Conversion Shares thereof) under this Agreement and the Memorandum and Articles. For avoidance of doubt, the foregoing provision shall not affect any Shareholder’s right in respect of Series E Preferred Shares issued under the Series E Preferred Share Purchase Agreement. Upon the date when this Agreement takes effect, this Agreement shall terminate, supersede and replace the Prior Shareholders Agreement in its entirety with immediate effect. This Agreement shall terminate (i) upon mutual consent of the Parties hereto, (ii) upon a liquidation, winding up or dissolution of the Company; (iii) with respect to any Shareholder, if such Shareholder and its Affiliates no longer hold any Equity Securities of the Company. Furthermore, this Agreement, except for Section 2, Section 4.7(d) (as it relates to the surviving Sections), Section 6, Exhibit A, Exhibit B and Exhibit C, shall terminate automatically or upon the closing of the Qualified Public Offering.

— REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK –

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:	AIHUISHOU INTERNATIONAL CO. LTD.

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰) Title: Director

HK SUBSIDIARY:	AIHUISHOU INTERNATIONAL COMPANY LIMITED

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰) Title: Director

DOMESTIC ENTERPRISE:	SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD (上海悦易网络信息技术有限公司) (Seal) /s/ SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD Seal of SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰) Title: Legal Representative

HK CO:	AHS DEVICE HONG KONG LIMITED

	By:	/s/ CHEN Xuefeng
Name: CHEN Xuefeng (陈雪峰) Title: Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOMESTIC SUBSIDIARIES:

SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD (上海悦亿网络信息技术有限公司) (Seal)

/s/ SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD

Seal of SHANGHAI YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD

By: /s/ CHEN Yike

Name: CHEN Yike (陈逸轲)

Title: Legal Representative

CHANGZHOU YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD (常州悦亿网络信息技术有限公司) (Seal)

/s/ CHANGZHOU YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD

Seal of CHANGZHOU YUEYI NETWORK INFORMATION TECHNOLOGY CO., LTD

By: /s/ CHEN Yike

Name: CHEN Yike (陈逸轲)

Title: Legal Representative

YUEYI COMMERCIAL FACTORING (SHENZHEN) CO., LTD (乐易商业保理（深圳）有限公司) (Seal)

/s/ YUEYI COMMERCIAL FACTORING (SHENZHEN) CO., LTD

Seal of YUEYI COMMERCIAL FACTORING (SHENZHEN) CO., LTD

By: /s/ CHEN Yike

Name: CHEN Yike (陈逸轲)

Title: Legal Representative

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WFOE:

SHANGHAI AIHUI TRADING CO., LTD (上海艾慧商贸有限公司) (Seal)

/s/ SHANGHAI AIHUI TRADING CO., LTD

Seal of SHANGHAI AIHUI TRADING CO., LTD

By: /s/ CHEN Xuefeng

Name: CHEN Xuefeng (陈雪峰)

Title: Legal Representative

WFOE SUBSIDIARY:

SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD (上海悦欧信息技术有限公司) (Seal)

/s/ SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD

Seal of SHANGHAI YUEOU INFORMATION TECHNOLOGY CO., LTD

By: /s/ CHEN Xuefeng

Name: CHEN Xuefeng (陈雪峰)

Title: Legal Representative

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDERS:

SUN Wenjun(孙文俊)

/s/ SUN Wenjun

CHEN Xuefeng (陈雪峰)

/s/ CHEN Xuefeng

FOUNDER HOLDING COMPANIES:

S&WJ GROUP LIMITED

By:	/s/ SUN Wenjun
Name:	SUN Wenjun(孙文俊)
Title:	Director

C&XF GROUP LIMITED

By:	/s/ CHEN Xuefeng
Name:	CHEN Xuefeng (陈雪峰)
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MORNINGSIDE CHINA TMT TOP UP FUND, L.P.,
a Cayman Islands exempted limited partnership

By:	MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:	TMT GENERAL PARTNER LTD.,
a Cayman Islands exempted company,
its general partner in on

/s/ Jill Marie FRANKLIN
Jill Marie FRANKLIN
Director/Authorised Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

MORNINGSIDE CHINA TMT FUND II, L.P.,
a Cayman Islands exempted limited partnership

By:	MORNINGSIDE CHINA TMT GP II, L.P.,
a Cayman Islands exempted limited partnership,
its general partner

By:	TMT GENERAL PARTNER LTD.,
a Cayman Islands exempted company,
its general partner in on

/s/ Jill Marie FRANKLIN
Jill Marie FRANKLIN
Director/Authorised Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Hoi Ying So
Name: Hoi Ying So
Title: Global Portfolio Manager, IFC Disruptive Technologies

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

JD.com Development Limited

By:	/s/ WANG Nani
Name: WANG Nani (王娜妮)
Title: Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Tiantu China Consumer Fund I, L.P.

By:	/s/ WANG Xinting
Name:	WANG Xinting (王欣婷)
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Tiantu China Consumer Fund II, L.P.

By:	/s/ JIANG Xia
Name:	JIANG Xia (姜霞)
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

YYT CAPITAL Inc.

By:	/s/ CHEN Xuefeng
Name:	CHEN Xuefeng (陈雪峰)
Title:	Authorized Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

QIANHAI FUND OF FUND EQUITY INVESTMENT (SHENZHEN) CO., LTD. (Seal)

/s/ QIANHAI FUND OF FUND EQUITY INVESTMENT (SHENZHEN) CO., LTD.
Seal of QIANHAI FUND OF FUND EQUITY INVESTMENT (SHENZHEN) CO., LTD.

By:	/s/ KONG Xiang
Name:	KONG Xiang (孔翔)
Title:	Authorized Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

EAGLE INTELLIGENCE LIMITED

By:	/s/ YANG Zhijian, /s/ WU Wenjun
Name:	YANG Zhijian, WU Wenjun
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Euro Eco Limited
(欧之碧有限公司)

By:	/s/ DUAN, LANCHUN
Name:	DUAN, LANCHUN (段兰春)
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INTERNET FUND IV PTE. LTD.

By:	/s/ Venkatagiri Mudeliar
Name:	Venkatagiri Mudeliar
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Fresh Capital Fund I, L.P.

By:	/s/ HU Yuchen
Name:	HU Yuchen (胡宇晨)
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Generation Mu HK Investment Limited

By:	/s/ CHANG Bin
Name:	CHANG Bin
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Guotai Junan Finance (Hong Kong) Limited
國泰君安財務（香港）有限公司

By:	/s/ Qi Haiying
Name:	Qi Haiying
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙 )) (Seal)

/s/ Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership)
Seal of Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership)

By:	/s/ ZHANG Qi
Name:	ZHANG Qi (张奇)
Title:	Representative Appointed by Executive Partner

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Refresher Limited

By:	/s/ PU Wei
Name:	PU Wei (浦伟)
Title:	Authorized Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shanghai Qingxin Investment Management Co., Ltd. (上海清新投资管理有限公司) (Seal)

/s/ Shanghai Qingxin Investment Management Co., Ltd.
Seal of Shanghai Qingxin Investment Management Co., Ltd.

By:	/s/ HU Yuchen
Name:	HU Yuchen (胡宇晨)
Title:	Legal Representative

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Zibo Minsheng Ouming Equity Investment Partnership (Limited Partnership) (淄博民生欧明股权投资合伙企业（有限合伙）) (Seal)

/s/ Zibo Minsheng Ouming Equity Investment Partnership (Limited Partnership)
Seal of Zibo Minsheng Ouming Equity Investment Partnership (Limited Partnership)

By:	/s/ YANG Ting
Name:	YANG Ting (杨婷)
Title:	Representative Appointed by Executive Partner

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shenzhen Tiantu Xingli Investment Enterprise (Limited Partnership) (Seal)

/s/ Shenzhen Tiantu Xingli Investment Enterprise (Limited Partnership)
Seal of Shenzhen Tiantu Xingli Investment Enterprise (Limited Partnership)

By:	/s/ WANG Yonghua
Name:	WANG Yonghua (王永华)
Title:	Authorized Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shanghai Chenxi Venture Capital Center (Limited Partnership) (Seal)

/s/ Shanghai Chenxi Venture Capital Center (Limited Partnership)
Seal of Shanghai Chenxi Venture Capital Center (Limited Partnership)

By:	/s/ XUE Qiong
Name:	XUE Qiong
Title:	Authorized Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Shanghai Jinglin Jinghui Equity Investment Center (Limited Partnership) (Seal)

/s/ Shanghai Jinglin Jinghui Equity Investment Center (Limited Partnership)
Seal of Shanghai Jinglin Jinghui Equity Investment Center (Limited Partnership)

By:	/s/ YANG Li
Name:	YANG Li (杨莉)
Title:	Authorized Signatory

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BEING CAPITAL FUND I LP

By:	/s/ YAN, Jisheng
Name:	YAN, Jisheng
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

TIAN ZHAN INVESTMENT LIMITED (天展投資有限公司)

By:	/s/ Chen Liren
Name:	Chen Liren
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

TIGER PACIFIC MASTER FUND LP

By:	/s/ Run Ye
Name:	Run Ye
Title:	Managing Partner of the
Investment Manager

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

YIHENG CAPITAL PARTNERS, L.P.

By:	/s/ JANET JI
Name:	JANET JI
Title:	Chief Financial Officer

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PLUTO CONNECTION LIMITED

By:	/s/ FANG Hao
Name:	FANG Hao
Title:

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DESIGN TIME LIMITED

By:	/s/ GAO Guiwei
Name:	GAO Guiwei
Title:

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INNOVEN CAPITAL CHINA PTE. LTD.

By:	/s/ Cao Yingxue
Name:	Cao Yingxue
Title:	Director

Signature Page to the Eighth Amended and Restated Shareholders Agreement

AIHUISHOU INTERNATIONAL CO. LTD.

EXHIBIT A

DEFINITIONS

“5Y Capital”	has the meaning as set forth in the Preamble.

“Acceptance Notice”	has the meaning set forth in Section 3.3(b).

“Additional Number”	has the meaning set forth in Section 3.3(b).

“Affiliate” of a given Person	means, (i) in the case of a Person other than a natural person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such given Person, or (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by such given Person or is a Relative of such given Person. For the avoidance of doubt, none of the Preferred Holders and their Affiliates shall be deemed as an Affiliate of any Group Company and vice versa.

“Agreement”	has the meaning set forth in the Preamble.

“Associate”	means, with respect to any specified Person, (i) any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director or manager of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such Person, or (ii) any other Person in which such specified Person or any general partner, managing member or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with such Person owns more than twenty percent (20%) of the outstanding equity of such Person.

“Auditor”	means one of KPMG, Deloitte Touche Tohmatsu, Pricewaterhouse Coopers and Ernst & Young or an internationally recognized independent public accounting firm acceptable to the Supermajority Preferred Holders under Section 7.2;

“BCA Implementary Agreement”	means certain implementary agreement to Business Cooperation Agreement entered into between the Company and JD.com, Inc. on June 3, 2019, as amended or restated from time to time.

“Being Capital”	has the meaning as set forth in the Preamble.

“Board”	means the Company’s board of directors.

“Business Day”	a day (other than a Saturday or a Sunday) that the banks in the Cayman Islands, Hong Kong, the PRC are generally open for business.

“Closing”	has the meaning as set forth in the Series F Preferred Share Purchase Agreement.

“Cathay”	has the meaning as set forth in the Preamble.

Exhibit A

“Co-Sale Notice”	has the meaning set forth in Section 4.4.

“Co-Sale Right Holder”	has the meaning set forth in Section 4.4.

“Co-Sale Pro Rata Portion” of a Co-Sale Right Holder	means the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right under Section 4.4 by (y) a fraction, the numerator of which is the number of Ordinary Share Equivalents (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the aggregate number of Ordinary Share Equivalents (on an as-converted basis) at the time owned by all the Co-Sale Right Holders who have exercised their co-sale rights and the Selling Shareholder.

“Co-Sale Right Period”	has the meaning set forth in Section 4.4.

“Company”	has the meaning as set forth in the Preamble.

“Company Notice”	has the meaning set forth in Section 4.3.

“Company Option Period”	has the meaning set forth in Section 4.2.

“Company VIE Structure”	means the VIE Structure adopted by the Company in respect of the business of the Group Companies.

“Control” of a given Person	means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contractual arrangement or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors or similar governing body of such Person; and the terms “Controlled”, “Controlling” and “change of Control” shall have the meaning correlative to the foregoing.

“Conversion Shares”	means the Ordinary Shares issued or issuable upon conversion of the Preferred Shares (with each of such Conversion Shares being referred to as a “Conversion Share”).

“Design Time”	has the meaning as set forth in the Preamble.

“Domestic Enterprise”	has the meaning as set forth in the Preamble.

“Domestic Subsidiaries”	has the meaning as set forth in the Preamble.

“Drag-Along Notice”	has the meaning set forth in Section 4.5(d).

“Drag-Along Sale”	has the meaning set forth in Section 4.5(a).

“Drag-Along Sale Date”	has the meaning set forth in Section 4.5(d).

“Drag-Along Shareholders”	has the meaning set forth in Section 4.5(a).

Exhibit A

“Dragged Shareholders”	has the meaning set forth in Section 4.5(a).

“Equity Interests”	has the meaning set forth in Section 4.5(a).

“Equity Securities”	means, with respect to a given Person, any share, share capital, registered capital, ownership interest, partnership interest, equity interest, joint venture or other ownership interest of such Person, or any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plan or similar right with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“ESOP”	means such share option plans, share incentive scheme or other schemes and agreements of similar nature adopted by the Company pursuant to which shares or options for shares are issued or granted to the directors, the officers, the employees, consultants or advisers of the Company and other Group Companies.

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended, and any successor statute.

“Financial Debt”

means any indebtedness of the Company or any other Group Company or in respect of:

(i) borrowed money;

(ii)  the outstanding principal amount of any bonds, debentures, notes, loan stock, commercial paper, acceptance credits, bills or promissory notes drawn, accepted, endorsed or issued by the Company or any other Group Company;

(iii)  the deferred purchase price of assets or services (except trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(iv) non-contingent obligations of the borrower to reimburse any other person for amounts payable by that person under a letter of credit or similar instrument (excluding any letter of credit or similar instrument issued for the account of the Company or any other Group Company with respect to trade accounts incurred and payable in the ordinary course of business to trade creditors within ninety (90) days of the date they are incurred and which are not overdue);

(v)   the amount of any obligation in respect of any lease or hire purchase contract which would, under the IFRS and GAAP, be treated as a finance or capital lease;

(vi) amounts raised under any other transaction having the financial effect of a borrowing and which would be classified as a borrowing (and not as an off-balance sheet financing) under the IFRS and GAAP;

Exhibit A

(vii) the amount of the Company’s or any other Group Company’s obligations under derivative transactions entered into in connection with the protection against or benefit from fluctuation in any rate or price (but only the net amount owing by the Company or any other Group Company after marking the relevant derivative transactions to market);

(viii)any premium payable on a redemption or replacement of any of the foregoing items; and

(ix) the amount of any obligation in respect of any guarantee or indemnity given by the Company or any other Group Company for any of the foregoing items incurred by any other person.

“Financing Terms”	means the terms and conditions of this Agreement, the Series A Purchase Agreement, the Series B Subscription Agreement, the Series C Preferred Share Purchase Agreement, the Series C-3 Preferred Share Purchase Agreement, the Follow-On Series C-3 Preferred Share Purchase Agreement, the Series D Preferred Share Purchase Agreement, the Series E Preferred Share Purchase Agreements, the Follow-On Series E Preferred Share Purchase Agreement, the Series F Preferred Share Purchase Agreement and all exhibits and schedules attached to such agreements.

“First Refusal Expiration Notice”	has the meaning set forth in Section 4.3(b).

“First Refusal Allocation”	has the meaning set forth in Section 4.3(a).

“First Refusal Notice”	has the meaning set forth in Section 4.2.

“First Refusal Second Allocation Notice”	has the meaning set forth in Section 4.3(a).

“Follow-On Series C-3 Preferred Share Purchase Agreement”	means the Follow-On Series C-3 Preferred Share Purchase Agreement dated as of June 26, 2018 by and among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Founders, the Founder Holding Companies, Cathay and certain other parties named therein.

“Follow-On Series E Closing”	shall have the same meaning of “Closing” as defined in the Follow-On Series E Preferred Share Purchase Agreement.

“Follow-On Series E Investors”	means Jing Dong, GTJA, Tianjin Huihe Haihe Intelligent Logistics Industry Fund Partnership (Limited Partnership) (天津汇禾海河智能物流产业基金合伙企业（有限合伙）), Refresher Limited, Shanghai Qingxin Investment Management Co., Ltd. (上海清新投资管理有限公司), Zibo Minsheng Ouming Equity Investment Partnership (Limited Partnership) (淄博民生欧明股权投资合伙企业（有限合伙）) (each of such Follow-On Series E Investors being referred to as a “Follow-On Series E Investor”).

Exhibit A

“Follow-On Series E Preferred Share Purchase Agreement”	means the Follow-On Series E Preferred Share Purchase Agreement dated as of September 4, 2020 by and among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, the Follow-On Series E Investors and certain other parties thereto, as amended.

“Form F-3”	means, for purpose of Section 2, such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Founders” or “Founder”	has the meaning as set forth in the Preamble.

“Founder Holdco”	has the meaning set forth in Section 4.6.

“Founder Holding Companies” or “Founder Holding Company”	has the meaning as set forth in the Preamble.

“fully diluted and as-converted basis”	means, in relation to an allotment, issuance or grant of shares or options, warrants, rights or other securities of the Company in question (for purpose of this definition, the “issuance”), on the assumption that the prevailing issued share capital would comprise (i) all shares that all outstanding options, warrants, rights and other securities of the Company would be converted into had all such options, warrants, rights and securities been duly exercised, and (ii) all shares of the Company after the issuance, including without limitation all Ordinary Shares and all series of Preferred Shares and, if such Preferred Shares are convertible into Ordinary Shares, such number of Ordinary Shares that such Preferred Shares would be converted into at the then prevailing conversion price.

“GAAP”	means the generally accepted accounting principles of a jurisdiction agreed by the Supermajority Preferred Holders.

“Governmental Authority”	means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction.

“Greenwoods”	has the meaning as set forth in the Preamble.

Exhibit A

“Group Companies”	means, collectively, the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries, the HK Co and the Subsidiaries of the foregoing, as of the date hereof, including UP Trade Technologies, Inc., AHS Device US, Inc., Shenzhen Runchu Technology Co., Ltd. (深圳市润楚科技有限公司, a limited liability company organized under the PRC Law), Shanghai Yueqing Information Technology Co., Ltd. (上海悦清信息技术有限公司, a limited liability company organized under the PRC Law), Shanghai Yuexia Trade Co., Ltd. (上海悦呷贸易有限公司, a limited liability company organized under the PRC Law), Shanghai Yuechuan Network Information Technology Co., Ltd. (上海悦川网络信息技术有限公司, a limited liability company organized under the PRC Law), Shenzhen Lvchuang Network Technology Co., Ltd. (深圳市绿创网络科技有限公司, a limited liability company organized under the PRC Law), Shenzhen Aileyou Information Technology Co., Ltd. (深圳爱乐优信息科技有限公司, a limited liability company organized under the PRC Law), Nantong Yueyi Network Technology Co., Ltd. (南通悦亿网络信息技术有限公司, a limited liability company organized under the PRC Law) and Chengdu Yuechuan Network Technology Co., Ltd. (成都悦川网络信息技术有限公司, a limited liability company organized under the PRC Law) (with each of such Group Companies being referred to as a “Group Company”), excluding AiFenLei Global Co., Ltd (an exempted limited liability company organized under the Cayman Law) and its Subsidiaries.

“GTJA”	has the meaning as set forth in the Preamble.

“GTJA Director”	has the meaning set forth in Section 1.2(a)(vi).

“HK Co”	has the meaning as set forth in the Preamble.

“HK Subsidiary”	has the meaning as set forth in the Preamble.

“HKIAC”	means Hong Kong International Arbitration Centre.

“Holder”	means, for purpose of Section 2, any Person owning or having the right to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Section 2 have been duly assigned in accordance with this Agreement.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFC”	has the meaning as set forth in the Preamble.

“IFRS”	means the International Financial Reporting Standards.

“Information Rights”	has the meaning set forth in Section 1.1(a)1.1(a)(x).

“Initiating Holders”	has the meaning set forth in Section 2.3(b).

“InnoVen”	has the meaning as set forth in the Preamble.

“InnoVen Warrant Exercise”	has the meaning as set forth in the Series F Preferred Share Purchase Agreement.

“Inspection Rights”	has the meaning set forth in Section 1.1(b).

“Investor” or “Investors”	has the meaning as set forth in the Preamble.

Exhibit A

“JD Directors” or “JD Director”	has the meaning set forth in Section 1.2(a)(ii).

“Jing Dong”	has the meaning as set forth in the Preamble.

“Law” or “Laws”	means any applicable law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common or customary law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure of any Governmental Authority.

“Liquidation Event”	means a Trade Sale or liquidation, winding up or dissolution of the Company or any other Major Group Company.

“Major Group Company”	has the meaning as set forth in the Preamble.

“Majority Ordinary Holder(s)”	means the holder(s) holding more than fifty percent (50%) of the issued Ordinary Shares (other than the Conversion Shares).

“Majority Series A Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series A Preferred Shares.

“Majority Series B Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series B Preferred Shares.

“Majority Series C Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series C Preferred Shares.

“Majority Series D Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series D Preferred Shares.

“Majority Series E Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series E Preferred Shares.

“Majority Series F Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than fifty percent (50%) of the issued Series F Preferred Shares.

“Memorandum and Articles”	means the effective memorandum of association and the articles of association of the Company, as amended from time to time.

“New Securities”	has the meaning set forth in Section 3.2.

“Offered Shares”	means, for purpose of Section 4, the Ordinary Share Equivalents to be sold or transferred by the Selling Shareholder (with each of such Offered Shares Equivalents being referred to as an “Offered Share”).

“Option Period”	has the meaning set forth in Section 4.3.

Exhibit A

“Ordinary Holders”	means the holders of Ordinary Shares from time to time.

“Ordinary Share Equivalents”	means, for purpose of Section 4, (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issued or issuable upon conversion of the Company’s outstanding preferred shares, (iii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iv) the Ordinary Shares issuable upon conversion of any outstanding convertible securities.

“Ordinary Shares”	means the ordinary shares, par value US$0.001 per share, of the Company (with each of such Ordinary Shares being referred to as an “Ordinary Share”).

“Oversubscription Participants”	has the meaning set forth in Section 3.3(b).

“Participation Period”	has the meaning set forth in Section 3.3(b).

“Participation Rights Holder”	has the meaning set forth in Section 3.1.

“Parties” and “Party”	has the meaning as set forth in the Preamble.

“Permitted Transferee”	has the meaning set forth in Section 4.6.

“Person”	means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“Pluto Connection”	has the meaning as set forth in the Preamble.

“PRC”	means the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

“PRC Group Company”	means any of the Group Companies established in the PRC.

“Preferred Directors”	means the Series A Director, the JD Directors, the Series C Director and the Series D Director.

“Preferred Holders”	means collectively the holders of the Preferred Shares and applicable Conversion Shares and their respective permitted assignees to whom its rights under this Agreement have been duly assigned in accordance with Section 5;

“Preferred Shares”	means collectively the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares (with each of such Preferred Shares being referred to as a “Preferred Share”).

“Prior Shareholders Agreement”	has the meaning set forth in the Recitals.

“Pro Rata Share” of a Participation Rights Holder	means, for purpose of Section 3, the ratio of (a) the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of outstanding Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all Participation Rights Holders.

Exhibit A

“Put Option Agreement”	means the Third Amended and Restated Put Option Agreement entered into among IFC, 5Y Capital, Tiantu, Jing Dong, Greenwoods, Cathay, the Company, the Founders and the Founder Holding Companies.

“Qualified Public Offering”	means a fully underwritten public offering of the Shares or other Equity Securities of the Company (or as the case may be, the shares or securities of the relevant entity resulting from any merger, reorganisation or other arrangement made by or to the Company for the purpose of such public offering) on the Shanghai Stock Exchange, Shenzhen Stock Exchange, the main board of the Stock Exchange of Hong Kong Limited, NASDAQ, the New York Stock Exchange or other stock market acceptable to the Supermajority Preferred Holders (i) with an offer price per Ordinary Share representing pre-offering market capitalization of the Company of at least US$3,400,000,000 (or the equivalent in any other currency), and (ii) upon consummation of which and subject to any restriction imposed by applicable Laws and rules or regulations of stock market: (A) Ordinary Shares held by each Preferred Holder are tradeable without restriction and all other Equity Securities held by each Preferred Holder are convertible into Ordinary Shares and then immediately become tradeable without restriction (except for any statutory or customary lock-up period or market standoff period required by applicable Laws or the managing underwriter of securities of the Company); and (B) at least fifteen percent (15%) of the Ordinary Shares are held by the general public and tradeable without restriction (where general public excludes the Company, the Founders (through the Founder Holding Companies), the investors who have invested in the Company prior to such Qualified Public Offering and their respective Affiliates).

“QPO Notice”	has the meaning set forth in Section 2.14.

“Registrable Securities”	means, for purpose of Section 2, (i) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Share (ii) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, in exchange for or in replacement of any Preferred Share described in sub-clause (i) above, and (iii) any other Ordinary Shares owned or hereafter acquired by a Preferred Holder. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a Person in a transaction in which rights under Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

“Registrable Securities Then Outstanding”	means, for purpose of Section 2, the Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

“Registration”	means, for purpose of Section 2, a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act, and the term “register”, “registered”, or “registration” in Section 2 has the meaning correlative to the foregoing.

Exhibit A

“Registration Expenses”	means, for purpose of Section 2, all expenses incurred by the Company in complying with Section 2.3, 2.4, 2.5 or 2.14 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Related Party”	means, in respect of a company, any Person; (i) that holds a Material Interest in that company; (ii) in which that company holds a Material Interest; (iii) that is otherwise an Associate of that company; (iv) who serves as a director or officer of that company or has within twelve (12) months served as a director or senior officer of that company; or (v) who is a Relative of any individual included in any of the foregoing. For the purpose of this definition, “Material Interest” shall mean a direct or indirect ownership of shares representing at least five percent (5%) of the outstanding voting power or equity of that company.

“Relatives” of a natural person	means such person’s spouse, parents, grandparents, children, the spouse of the children, grandchildren, siblings or the spouse of the siblings (with each of such Relatives being referred to as a “Relative”).

“Request Notice”	has the meaning set forth in Section 2.3(a).

“Restructuring Documents”	shall have the meaning set forth in the Series F Preferred Share Purchase Agreement.

“Right of Participation”	has the meaning set forth in Section 3.1.

“Rules”	has the meaning set forth in Section 8.12(b)(i).

“SEC”	means the U.S. Securities and Exchange Commission.

“Second Option Period”	has the meaning set forth in Section 4.3(a).

“Second Participation Period”	has the meaning set forth in Section 3.3(b).

“Securities Act”	means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Selling Shareholder”	means, for purpose of Section 4, any Ordinary Holder other than an Investor or any successor or permitted assign of an Investor that proposes to sell or transfer any Ordinary Share Equivalents; provided that in no event shall Jing Dong (or any Affiliate, successor or permitted assign of Jing Dong) be deemed as a Selling Shareholder.
“Selling Expenses”	means, for purpose of Section 2, all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4, 2.5 or 2.14 hereof.

Exhibit A

“Series A Director”	has the meaning set forth in Section 1.2(a)(i).

“Series A Purchase Agreement”	means the Share Purchase Agreement dated September 14, 2012 pursuant to which 5Y Capital subscribed for 4,748,520 Series A Preferred Shares.

“Series A Preferred Shares”	means the series A preferred shares, par value US$0.001 per share, of the Company (with each of such Series A Preferred Shares being referred to as a “Series A Preferred Share”).

“Series B Preferred Shares”	means collectively the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Series B-3 Preferred Shares (with each of such Series B Preferred Shares being referred to as a “Series B Preferred Share”).

“Series B Subscription Agreement”	means the Subscription Agreement dated July 9, 2014 pursuant to which IFC subscribed for 7,136,144 Series B-3 Preferred Shares and 5Y Capital subscribed for 1,758,711 Series B-1 Preferred Shares and 2,879,784 Series B-2 Preferred Shares.

“Series B-1 Preferred Shares”	means the series B-1 preferred shares, par value US$0.001 per share, of the Company (with each of such Series B-1 Preferred Shares being referred to as a “Series B-1 Preferred Share”).

“Series B-2 Preferred Shares”	means the series B-2 preferred shares, par value US$0.001 per share, of the Company (with each of such Series B-2 Preferred Shares being referred to as a “Series B-2 Preferred Share”).

“Series B-3 Preferred Shares”	means the series B-3 preferred shares, par value US$0.001 per share, of the Company (with each of such Series B-3 Preferred Shares being referred to as a “Series B-3 Preferred Share”).

“Series C Director”	has the meaning set forth in Section 1.2(a)(iii).

“Series C Preferred Share Purchase Agreement”	means the Series C Preferred Share Purchase Agreement entered into among the Company, the Founders, 5Y Capital, IFC, Jing Dong, Tiantu, Greenwoods and other parties thereto as of August 10, 2015.

“Series C Preferred Shares”	means collectively the Series C-1 Preferred Shares, the Series C-2 Preferred Shares and the Series C-3 Preferred Shares (with each of such Series C Preferred Shares being referred to as a “Series C Preferred Share”).

“Series C-1 Preferred Shares”	means the series C-1 preferred shares, par value US$0.001 per share, of the Company (with each of such Series C-1 Preferred Shares being referred to as a “Series C-1 Preferred Share”).

“Series C-2 Preferred Shares”	means the series C-2 preferred shares, par value US$0.001 per share, of the Company (with each of such Series C-2 Preferred Shares being referred to as a “Series C-2 Preferred Share”).

“Series C-3 Preferred Shares”	means the series C-3 preferred shares, par value US$0.001 per share, of the Company (with each of such Series C-3 Preferred Shares being referred to as a “Series C-3 Preferred Share”).

Exhibit A

“Series C-3 Preferred Share Purchase Agreement”	means the Series C-3 Preferred Share Purchase Agreement entered into among the Company, the Founders, the Founder Holding Companies, Cathay, and other parties thereto dated November 11, 2016.

“Series D Director”	has the meaning set forth in Section 1.2(a)(iv).

“Series D Preferred Share Purchase Agreement”	means the Series D Preferred Share Purchase Agreement entered into among the Company, the Founders, Jing Dong, Tiger and other parties thereto dated July 5, 2018.

“Series D Preferred Shares”	means collectively the Series D-1 Preferred Shares and the Series D-2 Preferred Shares (with each of such Series D Preferred Shares being referred to as a “Series D Preferred Share”).

“Series D-1 Preferred Shares”	means the series D-1 preferred shares, par value US$0.001 per share, of the Company (with each of such Series D-1 Preferred Shares being referred to as a “Series D-1 Preferred Share”).

“Series D-2 Preferred Shares”	means the series D-2 preferred shares, par value US$0.001 per share, of the Company (with each of such Series D-2 Preferred Shares being referred to as a “Series D-2 Preferred Share”).

“Series E Conversion Price”	shall have the meaning as set forth in the Memorandum and Articles.

“Series E Issue Price”	has the meaning set forth in the Memorandum and Articles.

“Series E Preferred Shares”	means the series E preferred shares, par value US$0.001 per share, of the Company (with each of such Series E Preferred Shares being referred to as a “Series E Preferred Share”).

“Series E Preferred Share Purchase Agreements”	means (i) a Series E Preferred Share Purchase Agreement dated June 3, 2019 and entered into among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, Jing Dong and certain other parties thereto; (ii) a Series E Preferred Share Purchase Agreement dated June 3, 2019 and entered into among the Company, the HK Subsidiary, the WFOE, the WFOE Subsidiary, the HK Co, the Domestic Enterprise, the Domestic Subsidiaries, the Founders, the Founder Holding Companies, Morningside China TMT Fund II, L.P., Fresh Capital Fund I, L.P., Tiger, Generation Mu HK Investment Limited, Tiantu China Consumer Fund II L.P. and certain other parties thereto.

“Series F Conversion Price”	shall have the meaning as set forth in the Memorandum and Articles.

“Series F Investors”	means Being Capital, Jing Dong, Tiger, Tiger Pacific Capital, Yiheng, Pluto Connection and Design Time.

“Series F Preferred Shares”	means the series F preferred shares, par value US$0.001 per share, of the Company (with each of such Series F Preferred Shares being referred to as a “Series F Preferred Share”).

Exhibit A

“Series F Preferred Share Purchase Agreement”	shall have the meaning as set forth in the Recitals.

“Shanghai Subsidiary”	shall have the meaning as set forth in the Preamble.

“Shareholders”	means the holders of any Share (with each of such Shareholders being referred to as a “Shareholder”).

“Shares”	means, collectively, the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and any other shares issued by the Company from time to time (with each of such Shares being referred to as a “Share”).

“Subsidiary”	means, with respect to any given Person, any Person of which the given Person, directly or indirectly, Controls, including but not limited through the ownership of more than fifty percent (50%) of the issued and outstanding authorized capital, share capital, voting interests or registered capital, for the avoidance of doubt, the branch of any Group Company shall not be regarded as a Subsidiary of such Group Company.

“Supermajority Directors”	means the directors of the Company holding more than two-thirds (2/3) of the voting rights among all the voting rights entitled to the directors of the Board.

“Supermajority Preferred Holders”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Preferred Shares, which must include the Supermajority Series E Preferred Holder(s).

“Supermajority Series A Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series A Preferred Shares.

“Supermajority Series B Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series B Preferred Shares.

“Supermajority Series C Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the Supermajority Series C-1/C-2 Preferred Holder(s) and the Supermajority Series C-3 Preferred Holder(s).

“Supermajority Series C-1/C-2 Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series C-1 Preferred Shares and Series C-2 Preferred Shares.

“Supermajority Series C-3 Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series C-3 Preferred Shares.

“Supermajority Series E Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series E Preferred Shares.

Exhibit A

“Supermajority Series F Preferred Holder(s)”	means, subject to Section 7.2 and other restrictions as otherwise agreed by the Shareholders, the holder(s) holding more than two-thirds (2/3) of the issued Series F Preferred Shares.

“Tiantu”	has the meaning as set forth in the Preamble.

“Tiger”	has the meaning as set forth in the Preamble.

“Trade Sale”	means (i) a sale, conveyance, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies taken as a whole, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies taken as a whole, (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation, amalgamation or other business combination of the Company with or into any other business entity in which the Shareholders of the Company, immediately after such merger, amalgamation, consolidation or business combination, hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity.

“Transfer Notice”	has the meaning set forth in Section 4.1.

“VIE Structure”	means the investment structure a non-PRC investor uses when investing in a PRC company or business that typically operates in a regulated industry where, under such investment structure, the onshore PRC operating entity and its PRC shareholders enter into a number of contracts with the non-PRC investor (or a foreign invested enterprise incorporated in the PRC) and/or its onshore wholly foreign-owned enterprise pursuant to which the non-PRC investor achieves control of the onshore PRC operating entity and also consolidates the financials of the onshore PRC entity with those of the offshore non-PRC investor.

“Violation”	has the meaning set forth in Section 2.9(a).

“WFOE”	shall have the meaning as set forth in the Preamble.

“WFOE Subsidiary”	shall have the meaning as set forth in the Preamble.

Exhibit A

EXHIBIT B

NOTICES

IF TO THE GROUP COMPANIES, THE FOUNDERS AND THE FOUNDER HOLDING COMPANIES:

Address:	12/F, Tower 6, KIC Corporate Avenue, 433 Songhu Road, Yangpu District, Shanghai 200433, PRC
Telephone:	***
Attention:	CHEN Xuefeng (陈雪峰)
Email:	***

IF TO 5Y CAPITAL:

Address:	Suite 905-6 on the 9th Floor of ICBC Tower, Three Garden Road, Hong Kong
Telephone:	***
Fax:	***
Attention:	Stephanie, TANG
Email:	***

IF TO IFC:

Address:	International Financial Corporation
2121 Pennsylvania Avenue, N.W.
Washington D.C. 20433
United States of America
Facsimile:	***
Attention:	Global Head, IFC Venture Capital

with a copy (in the case of Communications relating to payment) sent to attention of Director, Department of Financial Operation at:
Facsimile:	***

IF TO TIANTU:

Address:	23F-2/3, Unit 1, Building B, Zhihui Plaza, No. 4068 Qiaoxiang Rd., Nanshan District, Shenzhen
Telephone:	***
Attention:	Li, Kanglin (李康林)
Email:	***

IF TO JING DONG:

Address:	21/F, Building A, No.18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC
Attention:	Jing Gao (高静)
Email:	***

With a copy (which shall not constitute notice) to:

Address:	18/F, Building A, No. 18 Kechuang 11th Street, Yizhuang Economic and Technological Development Zone, Daxing District, Beijing 101111, PRC
Attn.:	Wang Shanshan (王珊珊)
E-mail:	***

Exhibit B

IF TO GREENWOODS:

Address:	27 F, No, 1155 Kerry Parkside, Fang Dian Rd., Pudong, Shanghai, 201024
Telephone:	***
Attention:	Chen, Xiaodong (陈晓东)
Email:	***

IF TO CATHAY:

Address:	Room 1806, 1155 Fangdian Road, Pudong, Shanghai
Telephone:	***
Attention:	DUAN, LANCHUN (段兰春)
Email:	***

IF TO TIGER:

Address:	8 Temasek Boulevard, #32-02, Suntec Tower Three, Singapore 038988
Email:	***
Attention:	Venkatagiri Mudeliar and Steve Boyd

With copies by email to (which shall not constitute notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P
Address:	Suite 2101, Building C, Yintai Center, #2 Jianguomenwai Ave., Beijing, 100022, China
Attention:	Zhen Liu
Email:	***

IF TO QIANHAI FUND OF FUND EQUITY INVESTMENT (SHENZHEN) CO., LTD.:

Address:	Fl.42 Shenzhen Stock Exchange Building 2012 Shennan Road, Futian District, Shenzhen (深圳市福田区深南大道2012号深圳证券交易所广场42层)
Telephone:	***
E-mail:	***
Attention:	ZHU Fan (朱凡)

IF TO YYT CAPITAL INC.:

Address:	Room 1005, 10F, Shanghai Bank Tower, No.168 Middle Yincheng Rd., Pudong New Area, Shanghai, China
Telephone:	***
E-mail:	***
Attention:	ZHANG Zhengquan (张正权)

IF TO FRESH CAPITAL FUND I, L.P. AND SHANGHAI QINGXIN INVESTMENT MANAGEMENT CO., LTD. (上海清新投资管理有限公司):

Address:	Unit 1101, No. 1699, Gubei Road, Minhang District, Shanghai
Telephone:	***
Attn:	HU Yuchen
Email:	***

Exhibit B

IF TO GENERATION MU HK INVESTMENT LIMITED:

Address:	Unit 2506 2903, Tower 2, China Central Place Office Building, No. 79 Jianguo Road, Chaoyang District, Beijing, China
Telephone:	***
Fax:	***
Attn:	Robert Chang
Email:	***
With a copy to:	***

IF TO GTJA:

Address:	27/F Low Blk, 181 Queens Road, Grand Millennium Plaza Central, Hong Kong
Attn:	Yuen Chiu (趙玄)
Email:	***

IF TO REFRESHER LIMITED:

Address:	22/F, Shanghai International Group Mansion, 511 Weihai Rd., Shanghai, 200041, China
Telephone:	***
Fax:	***
Attention:	JI Mingqiang (季明强)
Email:	***

IF TO TIANJIN HUIHE HAIHE INTELLIGENT LOGISTICS INDUSTRY FUND PARTNERSHIP (LIMITED PARTNERSHIP) (天津汇禾海河智能物流产业基金合伙企业（有限合伙 )):

Address:	7/F, Block A, Chaolin Plaza, Yizhuang, Beijing
Telephone:	***
Attn:	岳鑫 (YUE Xin)
Email:	***

IF TO ZIBO MINSHENG OUMING EQUITY INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP) (淄博民生欧明股权投资合伙企业（有限合伙 )):

Address:	Floor 16, Block A, Minsheng Financial Center, Dongcheng District, Beijing
Telephone:	***
Attn:	LU Xun (陆逊)
Email:	***

IF TO SHANGHAI CHENXI VENTURE CAPITAL CENTER (LIMITED PARTNERSHIP):

Address:	380 WUYUAN ROAD. SHANGHAI
Telephone:	***
Attn:	LI Junfang (李俊芳)
Email:	***

Exhibit B

IF TO SHANGHAI JINGLIN JINGHUI EQUITY INVESTMENT CENTER (LIMITED PARTNERSHIP):

Address:	27 F, No, 1155 Kerry Parkside, Fang Dian Rd., Pudong, Shanghai, 201024
Telephone:	***
Attention:	Chen, Xiaodong (陈晓东)
Email:	***

IF TO BEING CAPITAL FUND I LP:

Attention:	Xi WU
Address:	Room 605, Fortune Financial Center (FFC), No.5 Dongsanhuanzhong Street, Chaoyang District, Beijing 100020, China
Tel:	***
Email:	***

IF TO TIAN ZHAN INVESTMENT LIMITED(天展投資有限公司):

Attention:	LIREN CHEN (陳立仁)
Address:	Unit 2501, 25/F, Tesbury Centre, No.24-32 Queen’s Road East, Wanchai, Hong Kong
Tel:	***
Email:	***

IF TO TIGER PACIFIC MASTER FUND LP.:

Attention:	Boris Renault
Address:	101 Park Avenue, 47th Floor, New York, NY 10178
Tel:	***
Email:	***

IF TO YIHENG:

Attention:	Janet JI
Address:	101 California Street, Suite 2880, San Francisco, United States
Tel:	***
Email:	***

IF TO PLUTO CONNECTION:

Attention:	Zhang Li
Address:	17F CITIC Securities Tower, No.48 Liangmaqiao Road, Chaoyang District, Beijing, PRC
Tel:	***
Email:	***

IF TO DESIGN TIME:

Attention:	Stella Wang
Address:	12/F，CCB Tower，3rd Connaught Road Central，Hong Kong
Tel:	***
Email:	***

IF TO INNOVEN CAPITAL CHINA PTE. LTD.:

Attention:	Darren Chuah, Yingxue Cao
Address:	138 MARKET STREET #27-01 CAPITAGREEN SINGAPORE (048946)
Tel:	***
Email:	***

Exhibit B

EXHIBIT C

(a)	The Company represents and warrants that:

(i)	to the best of its knowledge and belief, after due inquiry, there are no material social or environmental risks or issues in relation to the Project other than those identified by the ESRS; and

(ii)

it has not received nor is aware of either (A) any existing or threatened complaint, order, directive, claim, citation or notice from any Authority or (B) any material written communication from any person concerning the Project’s failure to comply with any matter covered by the Performance Standards which failure has, or could reasonably be expected to have, a Material Adverse Effect or a material adverse impact on the implementation or operation of the Project in accordance with the Performance Standards.

IFC Policy Reporting Covenants.

(a)

The Company shall promptly notify IFC upon becoming aware of any: (i) litigation or investigations or proceedings which have or may reasonably be expected to have a Material Adverse Effect; or (ii) any criminal investigations or proceedings against the Company or any Related Party, and any such notification shall specify the nature of the action or proceeding and any steps that the Company proposes to take in response to the same.

(b)	Upon IFC’s request, and with reasonable prior notice to the Company, the Company shall permit representatives of IFC and the CAO, during normal office hours, to:

visit any of the sites and premises where the business of the Company or any other Group Company is conducted;

inspect any of the offices, branches and other facilities of the Company or any other Group Company;

have access to the books of account and all records of the Company and other Group Companies; and

have access to those employees, agents, contractors and subcontractors of the Company and other Group Companies who have or may have knowledge of matters with respect to which IFC or the CAO seeks information provided that (i) no such reasonable prior notice shall be necessary if special circumstances so require and (ii) in the case of the CAO, such access shall be for the purpose of carrying out the CAO’s Role.

(c)	The Company shall and shall ensure that each of other Group Companies shall:

Within ninety (90) days after the end of each financial year of the Company, deliver to IFC the corresponding Annual Monitoring Report (i) confirming compliance with the Action Plan and with the social and environmental covenants set forth in the Performance Standards, or, as the case may be, identifying any non-compliance or failure, and the actions being taken to remedy it; and which Project related information IFC may hold and use in accordance with IFC’s Access to Information Policy (dated January 1, 2012), the link of which is http://ifcnet.ifc.org/intranet/ifcpolproc.nsf/AttachmentsByTitle/700101IFCPolicyDisclosureInformation_Effective+Jan+1+2012/$FILE/700101IFCPolicyDisclosureInformation.pdf;

Exhibit C

within three (3) days after its occurrence, notify IFC of any social, labor, health and safety, security or environmental incident, accident or circumstance having, or which could reasonably be expected to have, an adverse effect on the implementation or operation of the Project in accordance with the Performance Standards, specifying in each case the nature of the incident, accident, or circumstance and any effect resulting or likely to result therefrom, and the measures the Company is taking or plans to take to address them and to prevent any future similar event; and keep IFC informed of the on-going implementation of those measures and plans;

(d)

Following a Qualified Public Offering, IFC may, by notice to the Company, elect not to receive any of the information described in the preceding paragraphs. In this case, the Company shall provide IFC with copies of all information publicly disclosed and/or filed, in compliance with the rules and regulations of any securities exchange or automated quotation system on which any of the Company’s securities are listed and any Applicable Law.

(e)	Within sixty (60) days after the expiry of any required insurance policy, provide IFC with a renewal or replacement insurance policy.

IFC Policy Covenants

(f)	Sanctionable Practice. The Company covenants that

(i)

it shall not engage in (nor authorize or permit any Affiliate or any other Person acting on its behalf to engage in) any Sanctionable Practice with respect to any shareholding in the Company or any Company Operations;

(ii)	should it become aware of any violation of paragraph (e)(i) above, it shall promptly notify IFC; and

(iii)

if IFC notifies the Company of its concern that there has been a violation of paragraph (e)(i) above, the Company shall cooperate in good faith with IFC and its representatives in determining whether such a violation has occurred, and shall respond promptly and in reasonable detail to any notice from IFC, and shall furnish documentary support for such response upon IFC’s request.

(g)

Affirmative Environmental Covenants. Through its employees, agents, contractors and subcontractors, ensure that the design, construction, operation, maintenance, management and monitoring of the Project’s sites, plants, equipment, operations and facilities are undertaken in compliance with the Action Plan and the applicable requirements of the Performance Standards:

review of Annual Monitoring Report. Periodically review the form of the Annual Monitoring Report and advise IFC as to whether revision of the form is necessary or appropriate in light of changes to the Company’s business or operations, or in light of environmental or social risks identified by the Company’s S&E Management System; and revise the form as agreed with IFC; and

S&E Management System. Use all reasonable efforts to ensure the continuing operation of the S&E Management System to assess and manage the social and environmental performance of the Project in a manner consistent with the Performance Standards.

(h)

Negative Environmental Covenants. The Company shall not, and shall ensure that each of other Group Companies shall not, amend the Action Plan in any material respect without the prior written consent of IFC.

Exhibit C

(i)

UN Security Council Resolutions. The Company shall not and shall ensure that each of other Group Companies shall not enter into any transaction or engage in any activity prohibited by any resolution of the United Nations Security Council under Chapter VII of the United Nations Charter.

(j)	Shell Banks. The Company shall not and shall ensure that each of other Group Companies shall not conduct business or enter into any transaction with, or transmit any funds through, a Shell Bank.

(k)	Insurance. The Company shall, at all times, maintain the insurances as required in Annex A, providing adequate and customary coverage with a financially sound and reputable insurer or insurers.

(l)	Other Affirmative Covenants. The Company shall:

(i)	undertake its business, activities and investments, and cause each of other Group Companies to undertake their business, activities and investments, in compliance with Applicable Law; and

(ii)

adopt and maintain a policy, in form and substance satisfactory to IFC, designed to maximize its ownership of Intellectual Property developed or acquired in the course of its operations, which policy shall require the Company to: (A) cause all material technological developments, patentable or unpatentable, inventions, discoveries or improvements by the Company’s or any of other Group Companies’ officers or employees to be documented in accordance with the appropriate professional standards; and (B) cause all officers and key employees, and to the extent practicable, consultants of the Company and other Group Companies, to enter into non-disclosure and proprietary rights agreements in customary form, approved by the Board;

(m)	The Company shall require its business partners to:

(i)	possess a license for processing waste;

(ii)	take precautions against any possible environmental pollution;

(iii)	maintain clear and clean workplaces;

(iv)	ensure safety in decomposing and recycling waste;

(v)	develop and implement a documented E&S management system tailored to the risk of their operations;

(vi)	not allow any hazardous or contaminated electronic waste to enter any non-hazardous solid waste landfill; and

(vii)	ensure that their own operations and any smaller operations to which they may subcontract will not use any harmful child labor.

Exhibit C

DEFINITIONS FOR EXHIBIT C

In this Exhibit C, the capitalized terms shall have the meanings ascribed to them as follows:

“Action Plan” means the plan or plans developed by the Company setting out specific social and environmental measures to be undertaken by the Company, to enable the Project to be implemented in compliance with the Performance Standards, as such Action Plan may be amended or supplemented from time to time with IFC’s consent;

“Annual Monitoring Report” means the annual monitoring report setting out the specific social, environmental and developmental impact information to be provided by the Company in respect of the Project, substantially in the form of Exhibit F hereto, as the same may be amended or supplemented from time to time with IFC’s consent;

“Applicable Law” means all applicable statutes, laws, ordinances, rules and regulations, including but not limited to, any license, permit or other governmental Authorization, in each case as in effect from time to time;

“Applicable S&E Law” means all applicable statutes, laws, ordinances, rules and regulations of the Country, including without limitation, licenses, permits or other governmental Authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof;

“Authority” means any national, supranational, regional or local government, or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any Person whether or not government owned and howsoever constituted or called, that exercises the functions of the central bank);

“Authorization” means any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;

“Authorized Representative” means any individual who is duly authorized by the Company to act on its behalf and whose name and a specimen of whose signature appear on the Certificate of Incumbency and Authority most recently delivered by the Company to IFC;

“CAO” means the Compliance Advisor Ombudsman, the independent accountability mechanism for IFC that responds to environmental and social concerns of affected communities and aims to enhance outcomes;

“CAO’s Role” means the role of the CAO which is:

(a)	to respond to complaints by Persons who have been or are likely to be negatively affected by the social or environmental impacts of IFC projects; and

(b)

to oversee audits of IFC’s social and environmental performance, particularly in relation to sensitive projects, and to ensure compliance with IFC’s social and environmental policies, guidelines, procedures and systems;

“Certificate of Incumbency and Authority” means a certificate provided to IFC by the Company substantially in the form set forth in Exhibit G (Form of Certificate of Incumbency and Authority);

“Charter” means the memorandum of association and the articles of association of the Company or, as applicable, any other Group Companies;

Exhibit C

“Company Operations” means the existing and future operations, activities and facilities of the Company and other Group Companies (including the design, construction, operations, maintenance, management and monitoring thereof as applicable) in the People’s Republic of China;

“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated with any or all of the following:

(a)

all United States, foreign and international patents and patent rights (including all patents, patent applications, provisional patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and invention disclosures);

(b)

all trademarks and trademark rights, service marks and service mark rights, trade names and trade name rights, service names and service name rights (including all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress, brand names, business and product names, internet domain names, logos and slogans;

(c)	all copyrights and copyright rights (including all common law rights, and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor);

(d)

all sui generis database rights, ideas, inventions (whether patentable or not), invention disclosures, improvements, technology know-how, show-how, trade secrets, formulas, systems, processes, designs, methodologies, industrial models, works of authorship, databases, content, graphics, technical drawings, statistical models, algorithms, modules, computer programs, technical documentation, business methods, work product, intellectual and industrial property licenses, proprietary information and documentation relating to any of the foregoing;

(e)	all mask works, mask work registrations and applications therefor;

(f)	all industrial designs and any registrations and applications therefor throughout the world;

(g)	all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; and

(h)	all similar, corresponding or equivalent rights to any of the foregoing;

“Material Adverse Effect” means a material adverse effect on:

(a)	the Company’s or any of other Group Companies’ assets or properties;

(b)	the Company’s or any of other Group Companies’ business prospects or financial condition;

(c)	the carrying on of the Company’s or any of other Group Companies’ business or operations; or

(d)

the ability of the Company to comply, and ensure that each of other Group Companies complies, with its obligations under this Agreement, any other related documents to which it is a party or the Company’s and in the case of each of the other Group Companies, such other Group Company’s Charter;

“Performance Standards” means IFC’s Performance Standards on Social & Environmental Sustainability, dated January 1, 2012, copies of which have been delivered to and receipt of which has been acknowledged by the Company;

“Project” means the transactions contemplated by this Agreement and the business of the Company from time to time;

Exhibit C

“Related Party” means any Person: (a) that holds a material interest in the Company or any other Group Company; (b) in which the Company or any other Group Company holds a material interest; (c) that is otherwise an Affiliate of the Company; (d) who serves (or has within the past twelve (12) months served) as a director, officer or employee of the Company; or (v) who is a member of the family of any individual included in any of the foregoing. For the purpose of this definition, “material interest” shall mean a direct or indirect ownership of shares representing at least five percent (5%) of the outstanding voting power or equity of the Company or any other Group Company;

“S&E Management System” means the Company’s social and environmental management system enabling it to identify, assess and manage Project risks on an ongoing basis;

“S&E Performance Report” means the S&E Performance Report, in form and substance satisfactory to IFC, setting out the specific social, environmental and developmental impact information to be provided by the Company in respect of the Company Operations;

“S&E Requirements” means the social and environmental obligations to be undertaken by the Clients to ensure compliance with: (a) the Exclusion List; (b) Applicable S&E Laws; and (c) the Performance Standards; and (d) any other requirements established by the S&E Management System;

“Sanctionable Practice” means any Corrupt Practice, Fraudulent Practice, Coercive Practice, Collusive Practice, or Obstructive Practice, as those terms are interpreted in accordance with the Anti-Corruption Guidelines set out in Exhibit D; and

“Shell Bank” means a bank incorporated in a jurisdiction in which it has no physical presence and which is not an Affiliate of a regulated bank or a regulated financial group.

Exhibit C

EXHIBIT D

ANTI-CORRUPTION GUIDELINES FOR IFC TRANSACTIONS

The purpose of these Guidelines is to clarify the meaning of the terms “Corrupt Practice”, “Fraudulent Practice”, “Coercive Practice”, “Collusive Practice” and “Obstructive Practice” in the context of IFC operations.

1.	CORRUPT PRACTICES

A “Corrupt Practice” is the offering, giving, receiving or soliciting, directly or indirectly, of anything of value to influence improperly the actions of another party.

INTERPRETATION

A.

Corrupt practices are understood as kickbacks and bribery. The conduct in question must involve the use of improper means (such as bribery) to violate or derogate a duty owed by the recipient in order for the payor to obtain an undue advantage or to avoid an obligation. Antitrust, securities and other violations of law that are not of this nature are excluded from the definition of corrupt practices.

B.

It is acknowledged that foreign investment agreements, concessions and other types of contracts commonly require investors to make contributions for bona fide social development purposes or to provide funding for infrastructure unrelated to the project. Similarly, investors are often required or expected to make contributions to bona fide local charities. These practices are not viewed as Corrupt Practices for purposes of these definitions, so long as they are permitted under local law and fully disclosed in the payor’s books and records. Similarly, an investor will not be held liable for corrupt or fraudulent practices committed by entities that administer bona fide social development funds or charitable contributions.

C.

In the context of conduct between private parties, the offering, giving, receiving or soliciting of corporate hospitality and gifts that are customary by internationally-accepted industry standards shall not constitute corrupt practices unless the action violates Applicable Law.

D.

Payment by private sector persons of the reasonable travel and entertainment expenses of public officials that are consistent with existing practice under relevant law and international conventions will not be viewed as Corrupt Practices.

E.

The World Bank Group[1] does not condone facilitation payments. For the purposes of implementation, the interpretation of “Corrupt Practices” relating to facilitation payments will take into account relevant law and international conventions pertaining to corruption.

2.	FRAUDULENT PRACTICES

A “Fraudulent Practice” is any action or omission, including a misrepresentation, that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial or other benefit or to avoid an obligation.

[1]

The “World Bank” is the International Bank for Reconstruction and Development, an international organization established by Articles of Agreement among its member countries and the “World Bank Group” refers to the International Bank for Reconstruction and Development, the International Development Association, the International Finance Corporation, the Multilateral Investment Guarantee Agency, and the International Centre for Settlement of Investment Disputes.

Exhibit D

INTERPRETATION

A.

An action, omission, or misrepresentation will be regarded as made recklessly if it is made with reckless indifference as to whether it is true or false. Mere inaccuracy in such information, committed through simple negligence, is not enough to constitute a “Fraudulent Practice” for purposes of this Agreement.

B.

Fraudulent Practices are intended to cover actions or omissions that are directed to or against a World Bank Group entity. It also covers Fraudulent Practices directed to or against a World Bank Group member country in connection with the award or implementation of a government contract or concession in a project financed by the World Bank Group. Frauds on other third parties are not condoned but are not specifically sanctioned in IFC, MIGA, or PRG operations. Similarly, other illegal behavior is not condoned, but will not be considered as a Fraudulent Practice for purposes of this Agreement.

3.	COERCIVE PRACTICES

A “Coercive Practice” is impairing or harming, or threatening to impair or harm, directly or indirectly, any party or the property of the party to influence improperly the actions of a party.

INTERPRETATION

A.

Coercive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

B.

Coercive Practices are threatened or actual illegal actions such as personal injury or abduction, damage to property, or injury to legally recognizable interests, in order to obtain an undue advantage or to avoid an obligation. It is not intended to cover hard bargaining, the exercise of legal or contractual remedies or litigation.

4.	COLLUSIVE PRACTICES

A “Collusive Practice” is an arrangement between two or more parties designed to achieve an improper purpose, including to influence improperly the actions of another party.

INTERPRETATION

Collusive Practices are actions undertaken for the purpose of bid rigging or in connection with public procurement or government contracting or in furtherance of a Corrupt Practice or a Fraudulent Practice.

5.	OBSTRUCTIVE PRACTICES

An “Obstructive Practice” is (i) deliberately destroying, falsifying, altering or concealing of evidence material to the investigation or making of false statements to investigators, in order to materially impede a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation, or (ii) an act intended to materially impede the exercise of IFC’s access to contractually required information in connection with a World Bank Group investigation into allegations of a corrupt, fraudulent, coercive or collusive practice.

Exhibit D

INTERPRETATION

Any action legally or otherwise properly taken by a party to maintain or preserve its regulatory, legal or constitutional rights such as the attorney-client privilege, regardless of whether such action had the effect of impeding an investigation, does not constitute an Obstructive Practice.

GENERAL INTERPRETATION

A person should not be liable for actions taken by unrelated third parties unless the first party participated in the prohibited act in question.

Exhibit D

EXHIBIT E

FORM OF LETTER TO COMPANY’S AUDITORS

[Letterhead of the Company]

[Date]

[NAME OF AUDITORS]

[ADDRESS]

Investment No. ___________

Letter to Auditors

Ladies and Gentlemen:

We hereby authorize and instruct you to give to International Finance Corporation of 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, United States of America (“IFC”), all such information as IFC may reasonably request with regard to the financial statements (both audited and unaudited), accounts and operations of the undersigned company. We have agreed to supply that information and those statements under the terms of a shareholders agreement, dated [_____], between the undersigned company and the Shareholders named therein (the “Shareholders Agreement”). For your information we enclose a copy of the Shareholders Agreement.

We authorize and instruct you to send two (2) copies of the audited accounts of the undersigned company to IFC each year to assist us in satisfying our obligation to IFC under Section 3.01(a) of the Shareholders Agreement. When submitting the same to IFC, please also send, at the same time, a copy of your full report on such accounts to IFC.

For our records, please ensure that you send to us a copy of every letter that you receive from IFC immediately upon receipt and a copy of each reply made by you immediately upon the issue of that reply.

Yours faithfully,

[COMPANY]

By
Name:
Title: [Authorized Representative]

Enclosure: Shareholders Agreement

cc:	Director

[Name of Department]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Exhibit E

EXHIBIT F

Annual Monitoring Report

Exhibit F

EXHIBIT G

FORM OF CERTIFICATE OF INCUMBENCY AND AUTHORITY

[Letterhead of the Company]

[Date]

International Finance Corporation

2121 Pennsylvania Avenue, N.W.

Washington, D.C. 20433

United States of America

Attention: Director, _______________________ Department

IFC Investment No. ___________

Certificate of Incumbency and Authority

Reference is made to the Shareholders Agreement, dated [____], between IFC, the Company and certain other persons (the “Shareholders Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Shareholders Agreement.

I, the undersigned [Chairman/Director] of ____________________ (the “Company”), duly authorized to do so, hereby certify that the following are the names, offices and true specimen signatures of the individuals [each]/[any two] of whom are, and will continue to be, authorized to take any action required or permitted to be taken, done, signed or executed under the Shareholders Agreement or any other agreement to which IFC and the Company may be parties.

*Name	Office	Specimen Signature

You may assume that any such individual continues to be so authorized until you receive written notice from an Authorized Representative of the Company that they, or any of them, is no longer so authorized.

Yours faithfully,

By

Name:
Title:[Chairman/Director]

*	Designations may be changed by the Company at any time by issuing a new Certificate of Incumbency and Authority authorized by the board of directors of the Company where applicable.

Exhibit G

ANNEX A

MINIMUM INSURANCE REQUIREMENTS

1.	CONSTRUCTION PHASE

(a)	Construction All Risks, based on full contract value and including:

i)	Strike, Riots & Civil Commotion

ii)	Debris Removal

iii)	Extra Expenses

iv)	Extended Maintenance Period

v)	Third Party Liability

(b)	Marine Cargo (including war)

2.	OPERATIONAL PHASE

(a)	Fire and named perils (to include all natural perils) or Property All Risks, based on new replacement cost of assets

(b)	Public Liability

3.	AT ALL TIMES

(a)	All insurances required by applicable laws and regulations.

(b)	Directors’ & Officers’ Liability

Exhibit G

EXHIBIT H

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

Exhibit H